REORGANIZATION AGREEMENT

                                     between

                              ALBION AVIATION, INC.


                                       and

                         ARADYME DEVELOPMENT CORPORATION


                                February 7, 2003



                                       iii
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
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                                TABLE OF CONTENTS


ARTICLE I--THE MERGER 2
   Section 1.01   The Merger.......................................2
   Section 1.02   Restrictions on New Albion Stock and New Albion Options......2
   Section 1.03   Closing; Closing Date; Effective Time...............2
   Section 1.04   Effect of the Merger...................................3

ARTICLE II--CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES.................3
   Section 2.01   Merger Consideration; Conversion and Cancellation of
Securities........3
   Section 2.02   Exchange and Surrender of Certificates..................4

ARTICLE III--REPRESENTATIONS, COVENANTS, AND WARRANTIES OF ARADYME.............5
   Section 3.01   Organization and Qualifications............6
   Section 3.02   Articles and Bylaws...................................6
   Section 3.03   Capitalization..........................................6
   Section 3.04   Authority...........................................7
   Section 3.05   No Conflict: Required Filings and Consents..............7
   Section 3.06   Permits; Compliance......................................8
   Section 3.07   Financial Statements...........................8
   Section 3.08   Absence of Certain Changes or Events....................9
   Section 3.09   Absence of Litigation............................9
   Section 3.10   Tax Matters.......................................9
   Section 3.11   Taxes. 9
   Section 3.12   Vote Required...............................11
   Section 3.13   Brokers.............................................11
   Section 3.14   Information Supplied.........................11
   Section 3.15   Employee Benefit Plans; Labor Matters.........11
   Section 3.16   Employee Relations...........................12
   Section 3.17   Certain Business Practices......................13
   Section 3.18   Environmental Matters.............................13
   Section 3.19   Insurance..............................................13
   Section 3.20   Certain Contracts and Restrictions....................13
   Section 3.21   Properties........................................14
   Section 3.22   Easements...........................................14
   Section 3.23   Futures Trading and Fixed Price Exposure............14
   Section 3.24   Intellectual Property........................14
   Section 3.25   Transactions with Affiliates................15
   Section 3.26   Compliance with Securities Laws...................15
   Section 3.27   Minute Book..................................16
   Section 3.28   Aradyme Schedules.............................15

ARTICLE IV--REPRESENTATIONS, COVENANTS, AND WARRANTIES OF ALBION..................................................16
   Section 4.01   Organization and Qualifications................................................................16
   Section 4.02   Certificate and Bylaws.........................................................................16
   Section 4.03   Capitalization.................................................................................17
   Section 4.04   Authority......................................................................................18
   Section 4.05   No Conflict: Required Filings and Consents.....................................................18
   Section 4.06   Permits; Compliance............................................................................19
   Section 4.07   Books and Records..............................................................................18
   Section 4.08   Reports; Financial Statements..................................................................19
   Section 4.09   Absence of Certain Changes or Events...........................................................20
   Section 4.10   Absence of Litigation..........................................................................20
   Section 4.11   Tax Matters....................................................................................21
   Section 4.12   Taxes. 21
   Section 4.13   No Vote Required...............................................................................22
   Section 4.14   Brokers........................................................................................22
   Section 4.15   Information Supplied...........................................................................22
   Section 4.16   Employee Benefit Plans; Labor Matters..........................................................23
   Section 4.17   Employee Relations.............................................................................24
   Section 4.18   Certain Business Practices.....................................................................24
   Section 4.19   Environmental Matters..........................................................................24
   Section 4.20   Insurance......................................................................................24
   Section 4.21   Certain Contracts and Restrictions.............................................................24
   Section 4.22   Properties.....................................................................................25
   Section 4.23   Easements......................................................................................25
   Section 4.24   Futures Trading and Fixed Price Exposure.......................................................25
   Section 4.25   Intellectual Property..........................................................................25
   Section 4.26   Transactions with Affiliates...................................................................26
   Section 4.27   Minute Book....................................................................................26
   Section 4.28   Stockholders' List.............................................................................26
   Section 4.29   Compliance with Securities Laws................................................................27
   Section 4.30   EBB Listing....................................................................................27
   Section 4.31   Public Trading Activity........................................................................27
   Section 4.32   Worldwide Web Communications...................................................................27
   Section 4.33   Tradability of Outstanding Stock; Manual Exemption.............................................27
   Section 4.34   Equity Vehicle.................................................................................27
   Section 4.35   Albion Schedules...............................................................................28

ARTICLE V--ADDITIONAL AGREEMENTS..................................................................................29
   Section 5.01   Affirmative Covenants of Each Party............................................................28
   Section 5.02   Negative Covenants of Each Party...............................................................29
   Section 5.03   Meetings of Stockholders.......................................................................32
   Section 5.04   Access and Information.........................................................................32
   Section 5.05   State Securities Laws..........................................................................33
   Section 5.06   Appropriate Action; Consents; Filings..........................................................34
   Section 5.07   Acquisition of New Albion Stock and New Albion Options.........................................35
   Section 5.08   No Representation Regarding Tax Treatment......................................................38
   Section 5.09   Public Announcements...........................................................................38
   Section 5.10   Reorganization of the Board of Directors; Appointment of Officers..............................37
   Section 5.11   Restriction on Resale of Albion Stock by Incumbent Albion Officers and Directors...............37
   Section 5.12   Corporate Organization, Status and Authorized Shares...........................................37
   Section 5.13   Possible Additional Company Reports or Amendments or Comments Thereon..........................37

ARTICLE VI--CLOSING CONDITIONS....................................................................................39
   Section 6.01   Conditions Precedent to Obligation To Close....................................................38
   Section 6.02   Third-Party Conditions to Obligations of the Parties under this Agreement......................39
   Section 6.03   Additional Conditions to Obligations of the Parties............................................40

ARTICLE VII--REGISTRATION OF TRANSACTIONS IN NEW ALBION STOCK.....................................................41
   Section 7.01   Registrable Shares.............................................................................40
   Section 7.02   Demand Registration............................................................................40
   Section 7.03   Participatory Registration.....................................................................41
   Section 7.04   Required Registration..........................................................................42
   Section 7.05   Effectiveness; Suspension Right................................................................42
   Section 7.06   Expenses.......................................................................................43
   Section 7.07   Indemnification................................................................................43
   Section 7.08   Procedures for Sale of Shares under Registration Statement.....................................44
   Section 7.09   Transferability of Registration Rights.........................................................45

ARTICLE VIII--TERMINATION, AMENDMENT AND WAIVER..................................................................45
   Section 8.01   Termination....................................................................................47
   Section 8.02   Effect of Termination..........................................................................48
   Section 8.03   Amendment......................................................................................48
   Section 8.04   Waiver.........................................................................................48
   Section 8.05   Fees, Expenses and other Payments..............................................................48

ARTICLE IX--GENERAL PROVISIONS....................................................................................50
   Section 9.01   Effectiveness of Representations, Warranties and Agreements; Survival..........................50
   Section 9.02   Notices........................................................................................50
   Section 9.03   Certain Definitions............................................................................51
   Section 9.04   Headings.......................................................................................52
   Section 9.05   Severability...................................................................................52
   Section 9.06   Entire Agreement...............................................................................52
   Section 9.07   Assignment.....................................................................................52
   Section 9.08   Parties in Interest............................................................................52
   Section 9.09   Failure or Indulgence Not Waiver; Remedies Cumulative..........................................52
   Section 9.10   Governing Law..................................................................................53
   Section 9.11   Counterparts...................................................................................53


                            REORGANIZATION AGREEMENT


         THIS REORGANIZATION AGREEMENT, dated as of February 7, 2003 (this "Agreement"), is entered into by and between ALBION AVIATION, INC., a Delaware corporation ("Albion"), and ARADYME DEVELOPMENT CORPORATION, a Nevada corporation ("Aradyme"). Albion and Aradyme are sometimes hereinafter together referred to as the "Parties."

                                    RECITALS

         A. Aradyme has designed and developed a database management system based upon new proprietary technology that can be used to manage database needs and as an application development tool for software applications.

         B. Albion was organized to implement a business plan to offer aircraft charter services based at the John Wayne Airport in Orange County, California, but has determined to shift its focus to the activities currently conducted by Aradyme by acquiring it in the merger contemplated hereby.

         C. In the acquisition of Aradyme by Albion, Aradyme shall, upon the terms and subject to the conditions of this Agreement and in accordance with the laws governing private corporations of the state of Nevada ("Nevada Law") and the Utah Revised Business Corporations Act ("Utah Law"), merge (the "Merger") with and into a new, wholly-owned subsidiary to be organized by Albion under the laws of the state of Utah ("Albion Merger Corp."), which shall survive the Merger as a wholly-owned subsidiary of Albion (the "Surviving Corporation"), all as more particularly set forth in the plan of merger to be executed and delivered by the Parties and Albion Merger corp. at the Closing (the "Plan of Merger"). Pursuant to the terms of the Merger, the shares of common stock ("Aradyme Common Stock") and preferred stock ("Aradyme Preferred Stock") of Aradyme (collectively, the "Aradyme Stock") and options to purchase Aradyme Stock ("Aradyme Options") issued and outstanding or existing immediately prior to the Effective Time (as defined herein) of the Merger, and not owned directly or indirectly by Aradyme or Albion or their respective subsidiaries, will be converted at the Effective Time into the right to receive newly-issued shares of common stock of Albion, par value $0.001 per share ("New Albion Common Stock") and newly-issued shares of preferred stock of Albion, par value $0.001 per share ("New Albion Preferred Stock") and newly-issued options to purchase New Albion Stock ("New Albion Options"), respectively, subject to certain restrictions on transfer as hereinafter provided and subject to the rights of the holders of certain of such shares of Aradyme Stock (each, a "Dissenting Aradyme Stockholder") to seek an appraisal of the fair value thereof as provided under Nevada Law. The shares of common stock of Albion, par value $0.001 per share ("Albion Stock"), issued and outstanding immediately prior to the Effective Time will remain issued and outstanding. The shares of New Albion Common Stock and New Albion Preferred Stock (together, the "New Albion Stock") and the New Albion Options are sometimes referred to collectively herein as the "Merger Consideration."

         D. The board of directors of each of the Parties has determined that the Merger is consistent with and in furtherance of the long-term business strategies of each of them and is fair to and in the best interests of each of them and each of their respective stockholders, and has approved and adopted this Agreement and the other transactions contemplated hereby, and in the case of Albion, has approved the issuance of the New Albion Stock and recommended approval of this Agreement and such transactions by Albion's stockholders.

         E. For federal income tax purposes, the Parties intend the Merger to qualify as a reorganization under the provisions of Sections 368(a)(1)(A) and 368(a)(2)(D) of the United States Internal Revenue Code of 1986, as amended (the "Code"), and to take all actions reasonably necessary to so qualify the Merger, although neither Party has obtained nor will be required to obtain or provide an opinion of counsel or a private ruling from the Internal Revenue Service to the foregoing effect.

         F.       Certain terms used in this Agreement are defined in Section
9.03 hereof.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, and agreements set forth in this
Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confirmed, the Parties hereto agree as follows:

                                    ARTICLE I
                                   THE MERGER

         Section 1.01          The Merger

         Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with Nevada Law and Utah Law, at the Effective Time, Aradyme shall be merged with and into Albion Merger Corp., the separate corporate existence of Aradyme and Albion Merger Corp. shall cease, Albion Merger Corp. shall continue as the Surviving Corporation of the Merger, and the Aradyme Stock and Aradyme Options issued and outstanding immediately prior to such Merger shall be converted at the Effective Time into the right to receive shares of New Albion Stock and New Albion Options as herein provided.

         Section 1.02          Restrictions on New Albion Stock and New Albion
 Options

         Transfer of the shares of New Albion Stock and the New Albion Options issuable in the Merger in accordance with this Agreement will be subject to certain restrictions: (a) under the Securities Act of 1933, as amended (the "Securities Act"), and Regulation D promulgated by the Securities and Exchange Commission (the "SEC") thereunder as more particularly set forth in Section 5.07; (b) under certain applicable state securities laws.

         Section 1.03          Closing; Closing Date; Effective Time

         Unless this Agreement shall have been terminated pursuant to Section 8.01, and subject to the satisfaction or, if permissible, waiver of the conditions set forth in Article VI, the consummation of the Merger and the closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Albion, 24351 Pasto Road, #B, Dana Point, California 92629, as soon as practicable (but in any event within two business days) after the satisfaction or, if permissible, waiver of the conditions set forth in Article VI, or at such other date, time, and place as Albion and Aradyme may agree. The date on which the Closing takes place is referred to herein as the "Closing Date." As promptly as practicable following the Closing Date, the Parties hereto shall cause the Merger to be consummated by filing articles of merger, in such form as may be mutually acceptable to the Parties and their respective counsel, with the Secretary of State of Nevada and the Division of Corporations and Commercial Code of the State of Utah (the date and time of such filing, or such later date or time agreed upon by Albion and Aradyme and set forth therein, being the "Effective Time").

         Section 1.04          Effect of the Merger

         At the Effective Time, to the full extent provided under Nevada Law, Albion Merger Corp., as the Surviving Corporation, shall possess all the rights, privileges, powers, and franchises of a public as well as of a private nature, and be subject to all the restrictions, disabilities, and duties of each of such merged entities. Any and all rights, privileges, powers, and franchises of each of such merged entities, and all property, real, personal, and mixed, and all debts due to either of such merged entities on whatever account, as well as stock subscriptions and all other things in action belonging to each of such merged entities, shall be vested in Albion Merger Corp. as the Surviving Corporation. All property, rights, privileges, powers, and franchises, and all and every other interest shall be thereafter as effectively the property of the Surviving Corporation as they were of the constituent entities, and the title to any real estate vested by deed or otherwise, in either constituent entity, shall not revert or be in any way impaired; but all rights of creditors and all liens upon any property of either constituent entity shall be preserved unimpaired, and all debts, liabilities, and duties of the constituent entities shall thenceforth attach to Surviving Corporation and may be enforced against it to the same extent as if said debts, liabilities, and duties had been incurred or contracted by it.

         Section 1.05          Directors and Officers of the Surviving
Corporation

         The directors and officers of Aradyme immediately prior to the Effective Time shall become the directors and officers of the Surviving Corporation on the Effective Time.


                                   ARTICLE II
               CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

         Section 2.01 Merger Consideration; Conversion and Cancellation of Securities

         At the Effective Time, by virtue of the Merger and without any action on the part of Albion, Albion Merger Corp., Aradyme, or their respective stockholders:

                  (a) Subject to the other provisions of this Article II, each share of Aradyme Common Stock issued and outstanding immediately prior to the Effective Time (excluding shares held by Dissenting Aradyme Stockholders) shall be converted into the right to receive one share of New Albion Common Stock.

                  (b) Subject to the other provisions of this Article II, each share of Aradyme Preferred Stock issued and outstanding immediately prior to the Effective Time (excluding shares held by Dissenting Aradyme Stockholders) shall be converted into the right to receive one share of New Albion Preferred Stock.

                  (c) Subject to the other provisions of this Article II, persons holding Aradyme Options, as identified in Schedule 3.03(b) of the Aradyme Schedules (as hereinafter defined), shall, at the Effective Time, be granted New Albion Options in lieu of their existing options to purchase an equal number of shares of New Albion Stock for the same period and at the same price set forth in the Aradyme Options as set forth opposite their respective names on Schedule 3.03(b) of the Aradyme Schedules. Such new options containing substantially identical terms as the existing options, in order to comply with Section 424 of the Code, shall be delivered to the holders of existing options as quickly as practicable after the Effective Time against delivery to Albion of the existing options for cancellation. Pending the issuance of such new options, the existing options outstanding at the Effective Time shall thereafter represent the right to purchase that whole number of shares of New Albion Stock at an exercise price determined in order to properly reflect the exchange ratios set forth in Section 2.01(a) and (b) hereof.

                  (d) Subject to the provisions of this Article II, each certificate evidencing Aradyme Stock at the Effective Time (other than shares held by a Dissenting Aradyme Stockholder) (the "Converted Shares" or "Converted Share Certificates") shall thereafter represent the right to receive that whole number of shares of New Albion Stock determined pursuant to Section 2.01(a) and (b) hereof or, if applicable, cash pursuant to Section 2.02(d) of this Agreement. The holders of Converted Share Certificates shall cease to have any rights with respect to such Converted Shares except as otherwise provided herein or by law. Such Converted Share Certificates shall be exchanged for certificates evidencing whole shares of New Albion Stock upon the surrender of such Converted Share Certificates in accordance with the provisions of Section 2.02 of this Agreement, without interest. No fractional shares of New Albion Stock shall be issued in connection with the Merger and, in lieu thereof, a cash payment shall be made pursuant to Section 2.02(d) of this Agreement.
                  (e) Notwithstanding anything in this Agreement to the contrary, any issued and outstanding shares of Aradyme Stock held by a Dissenting Aradyme Stockholder who has not voted in favor of nor consented to the Merger and who complies with all the provisions of Nevada Law concerning the right of holders of such stock to dissent from the Merger and require appraisal of their shares, shall not be converted as described in this Section 2.01, but shall become, at the Effective Time, by virtue of the Merger and without any further action, the right to receive such consideration as may be determined by Aradyme to be due to such Dissenting Aradyme Stockholder in accordance with Nevada Law; provided, however, that shares of Aradyme Stock outstanding immediately prior to the Effective Time and held by a Dissenting Aradyme Stockholder who shall, after the Effective Time, withdraw his or her demand for appraisal or lose his or her right of appraisal, in either case pursuant to Nevada Law, shall be deemed to be converted as of the Effective Time into the right to receive New Albion Stock.

         Section 2.02          Exchange and Surrender of Certificates

                  (a) As soon as reasonably practicable after the Effective Time, Albion's transfer agent and registrar, Colonial Stock Transfer Corporation, 455 East 400 South, Suite 100, Salt Lake City, Utah (the "Exchange Agent"), shall mail to each holder of record of shares of Aradyme Stock a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Converted Share Certificates shall pass, only upon delivery of the Converted
         Share Certificates to the Exchange Agent, and which shall be in such form and have such other provisions as Albion and Aradyme may reasonably specify) and instructions for use in effecting the surrender of the Converted Share Certificates in exchange for certificates representing shares of New Albion Stock issuable pursuant to Section
         2.01. Upon surrender of a Converted Share Certificate to the Exchange Agent, together with such letter of transmittal, duly executed, the holder of such Converted Share Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of New Albion Stock that such holder has the right to receive pursuant to the provisions of this Article II (after taking into account all Converted Shares then held by such holder). In the event of a transfer of ownership of Aradyme Stock that is not registered in the transfer records of Aradyme, a certificate representing the proper number of shares of New Albion Stock may be issued to a transferee if the Converted Share Certificate representing such Aradyme Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.02, each Converted Share Certificate shall be deemed at any time after the Effective Time to represent only the New Albion Stock into which the Converted Shares represented by such Converted Share Certificate would be converted, as provided in this Article II, and cash in lieu of any fractional shares of New Albion Stock as contemplated by Section 2.02(d).

                  (b) After the Effective Time, there shall be no further registration of transfers of Aradyme Stock. If, after the Effective Time, certificates representing shares of Aradyme Stock are presented to Albion or the Exchange Agent, they shall be exchanged for the merger consideration provided for in this Agreement in accordance with the procedures set forth herein.

                  (c) No dividends, interest, or other distributions with respect to shares of New Albion Stock shall be paid to the holder of any unsurrendered Converted Share Certificates unless and until such Converted Share Certificates are surrendered as provided in this
         Section 2.02. Upon such surrender, Albion shall pay or cause the Exchange Agent to pay, without interest, all dividends and other distributions payable in respect of such shares of New Albion Stock on a date subsequent to, and in respect of a record date after, the Effective Time.

                  (d) No certificates or scrip evidencing fractional shares of New Albion Stock shall be issued upon the surrender for exchange of Converted Share Certificates, and such fractional share interests shall not entitle the owner thereof to any rights as a stockholder of Albion. In lieu of any such fractional interests, each holder of a Converted Share Certificate shall, upon surrender of such certificate for exchange pursuant to this Article II, be paid an amount in cash (without interest), rounded to the nearest cent, determined by multiplying the last reported sales price of the Albion Common Stock on the Nasdaq OTC Electronic Bulletin Board maintained by the National Association of Securities Dealers, Inc. by the fractional share of New Albion Stock to which such holder would otherwise be entitled (after taking into account all Converted Shares held of record by such holder at the Effective Time).

                  (e) Albion shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any former holder of Aradyme Stock such amounts as Albion (or any affiliate thereof) is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local, or foreign tax law. To the extent that amounts are so withheld by Albion, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the former holder of the Aradyme Stock in respect of which such deduction and withholding was made. In the event the amount withheld is insufficient so to satisfy the withholding obligations of Albion (or any affiliate thereof), such former stockholder shall reimburse Albion (or such affiliate), at its request, the amount of any such insufficiency.

                                   ARTICLE III
              REPRESENTATIONS, COVENANTS, AND WARRANTIES OF ARADYME

         Aradyme hereby represents, covenants, and warrants to Albion, such representations, covenants, and warranties to be made as of the date hereof and at and as of the Closing Date [and to survive the Closing and continue in accordance with the terms hereof (except as otherwise expressly set forth in
Article IX hereof)], as set forth in this Article III and as limited or qualified by the related disclosure schedules (the "Aradyme Schedules") supplementally provided by Aradyme to Albion.

         Section 3.01          Organization and Qualifications

         Aradyme is a corporation duly organized, validly existing, and in good standing under the laws of its state of incorporation, has all requisite corporate power and authority to own, lease, and operate its properties and assets and to carry on its business as it is now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of the business conducted by it or the ownership or leasing of its properties makes such qualification necessary, other than when the failure to be so duly qualified and in good standing would not have an Aradyme Material Adverse Effect. The term "Aradyme Material Adverse Effect," as used in this Agreement, shall mean any change or effect that, individually or when taken together with all such other changes or effects, would be reasonably likely to be materially adverse to the assets, liabilities, financial condition, results of operations, or current or future business of Aradyme. Aradyme does not own, directly or indirectly, any subsidiaries and, except as set forth in Schedule
3.01 of the Aradyme Schedules, Aradyme does not own an equity interest in any other corporation, partnership, joint venture arrangement, or other business entity that is material to the assets, liabilities, financial condition, results of operations, or current or future business of Aradyme. Except as set forth in
Schedule 3.01 of the Aradyme Schedules, Aradyme does not have any predecessor, as that term is defined under generally accepted accounting principles.

         Section 3.02          Articles and Bylaws

         Included in Schedule 3.02 of the Aradyme Schedules are complete and correct copies of Aradyme's Articles of Incorporation and Bylaws, as presently in effect. Aradyme is not in violation of any of the provisions of its Articles of Incorporation or any provision of its Bylaws.

         Section 3.03          Capitalization

                  (a) The authorized capital stock of Aradyme consists of (i) 1,000,000 shares of Aradyme Preferred Stock, par value $0.001 per share, of which 12,000 shares are issued and outstanding; and (ii) 24,000,000 shares of Aradyme Common Stock, par value $0.001 per share, of which 13,113,574 shares are issued and outstanding and 120,000 shares are reserved for issuance on the conversion of outstanding Preferred Stock, 1,325,000 shares are reserved for issuance on the exercise of outstanding stock options, and 0 shares are reserved for issuance on the exercise of outstanding warrants, and 66,000 shares reserved for issuance on completion of a subscription agreement for a total of 14,504,574 shares issued and outstanding and reserved for issuance on a fully diluted basis. No other shares of Aradyme Preferred Stock or Aradyme Common Stock are reserved for issuance on the exercise of any other call, commitment, right, or other contractual arrangements to which Aradyme is a party or by which it is bound. Except as described in this Section 3.03 or Schedule 3.03(a) of the Aradyme Schedules, no shares of capital stock of Aradyme are reserved for any purpose. Each of the outstanding shares of capital stock of Aradyme is duly authorized, validly issued, fully paid and nonassessable, and has not been issued in violation of (nor are any of the authorized shares of capital stock of Aradyme subject to) any preemptive or similar rights created by statute, the Articles of Incorporation or Bylaws of Aradyme, or any agreement to which Aradyme is a party or by which it is bound.

                  (b) Except as set forth in Schedule 3.03(b)(i) of the Aradyme Schedules, there are no options, warrants, or other rights (including registration rights), agreements, arrangements, or commitments of any character to which Aradyme is a party relating to the issued or unissued capital stock of Aradyme or obligating Aradyme to grant, issue, or sell any shares of the capital stock of Aradyme. Except as set forth in Schedule 3.03(b)(ii) of the Aradyme Schedules, there are no obligations, contingent or otherwise, of Aradyme to repurchase, redeem, or otherwise acquire any shares of Aradyme Stock or other capital stock of Aradyme, or provide material funds to, make any material investment in (in the form of a loan, capital contribution, or otherwise), or provide any guarantee with respect to the obligations of any other person. Except as described in Schedule 3.03(b)(iii) of the Aradyme Schedules, Aradyme does not directly or indirectly own, has not agreed to purchase or otherwise acquire, or does not hold any interest convertible into or exchangeable or exercisable for, 5% or more of the capital stock of any corporation, partnership, joint venture, or other business association or entity. Except as set forth in Schedule 3.03(b)(iv) of the Aradyme Schedules, there are no agreements, arrangements, or commitments of any character (contingent or otherwise) pursuant to which any person is or may be entitled to receive any payment based on the revenues or earnings, or calculated in accordance therewith, of Aradyme. Except as set forth in Schedule 3.03(b)(v) of the Aradyme Schedules, there are no voting trusts, proxies, or other agreements or understanding to which Aradyme is a party or by which Aradyme is bound with respect to the voting of any shares of capital stock of Aradyme.

                  (c) Aradyme has made available to Albion complete and correct copies of (i) each stock option, stock award, or other benefit plans (collectively, the "Aradyme Option Plans") and the forms of options issued pursuant to any Aradyme Option Plan, including all amendments thereto, and (ii) all options and warrants that are not in the form specified under clause (i) above. Schedule 3.03(c) of the Aradyme Schedules sets forth a complete and correct list of all outstanding warrants and options, restricted stock, or any other stock awards (the "Aradyme Stock Awards") granted under the Aradyme Option Plans or otherwise, setting forth as of the date hereof the number and type of Aradyme Stock Awards, the exercise price of each outstanding stock option or warrant, and the number of stock options and warrants presently exercisable.

         Section 3.04          Authority

         Aradyme has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby (subject to, with respect to the Merger, the adoption of this Agreement by the stockholders of Aradyme as described in
Section 3.12 hereof). The execution and delivery of this Agreement by Aradyme and the consummation by Aradyme of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and no other corporate proceedings on the part of Aradyme are necessary to authorize this Agreement or to consummate the transactions contemplated hereby (subject to, with respect to the Merger, the approval thereof by the stockholders of Aradyme as described in
Section 3.12). This Agreement has been duly executed and delivered by Aradyme and, assuming the due authorization, execution, and delivery thereof by Albion, constitutes the legal, valid, and binding obligation of Aradyme enforceable against Aradyme in accordance with its terms, except that (a) such enforcement may be subject to applicable bankruptcy, insolvency, or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

         Section 3.05          No Conflict: Required Filings and Consents

                  (a) Except as set forth in Schedule 3.05(a) of the Aradyme Schedules, the execution and delivery of this Agreement by Aradyme does not, and the consummation of the transaction contemplated hereby will not, (i) conflict with or violate the Articles of Incorporation or Bylaws, in each case as amended or restated, of Aradyme, (ii) conflict with or violate any federal, state, foreign or local law, statute, ordinance, rule, regulation, order, judgment, or decree (collectively, "laws") applicable to Aradyme or by which any of its properties is bound or subject, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time, or both, would become a default) under, or give to others any rights of termination, amendment, acceleration, or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Aradyme pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise, or other instrument or obligation to which Aradyme is a party or by or to which Aradyme or any of its respective properties is bound or subject, except for any such conflicts or violations described in clause (ii) or breaches, defaults, events, rights of termination, amendment, acceleration or cancellation, payment obligations, or liens or encumbrances described in clause (iii) that would not have an Aradyme Material Adverse Effect.

                  (b) The execution and delivery of this Agreement by Aradyme does not, and consummation of the transactions contemplated hereby will not, require Aradyme to obtain any consent, license, permit, approval, waiver, authorization or order of, or to make any filing with or notification to, any governmental or regulatory authority, domestic or foreign (collectively, "governmental entities"), except for filing appropriate merger documents as required by applicable state laws and when the failure to obtain such consents, licenses, permits, approvals, waivers, authorizations or orders, or to make such filings or notifications, would not, either individually or in the aggregate, materially interfere with Aradyme's performance of its obligations under this Agreement and would not have an Aradyme Material Adverse Effect.

         Section 3.06          Permits; Compliance

         Aradyme and, to Aradyme's knowledge, each third-party operator of any of Aradyme's properties, are in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals, and orders necessary to own, lease, and operate its properties and to carry on its business in all material respects as it is now being conducted or as presently foreseeable (collectively, the "Aradyme Permits"), and there is no action, proceeding, or investigation pending or, to the knowledge of Aradyme, threatened regarding suspension or cancellation of any of the Aradyme Permits, except when the failure to possess, or the suspension or cancellation of, such Aradyme Permits would not have an Aradyme Material Adverse Effect. Except as set forth in Schedule 3.06 of the Aradyme Schedules, Aradyme has not received from any governmental entity any written notification with respect to possible conflicts, defaults, or violations of laws, except for written notices relating to possible conflicts, defaults, or violations that would not have an Aradyme Material Adverse Effect.

         Section 3.07          Financial Statements

         Included in Schedule 3.07 of the Aradyme Schedules are the audited balance sheet of Aradyme as of September 30, 2002, and the related statements of operations and other comprehensive loss, stockholders' equity (deficit), and cash flows for the year ended September 30, 2002, and from inception on February 13, 2001, through September 30, 2001, including the notes thereto and the report of HJ & Associates, L.L.C., certified public accountants, thereon, and the unaudited balance sheet of Aradyme as of December 31, 2002, and the related statements of operations and other comprehensive loss, stockholders' equity (deficit), and cash flows for the three months ended December 30, 2002, and for the period from inception on February 13, 2001, through December 30, 2002 ("Aradyme Most Recent Financial Statements"), including representations by a duly authorized officer of Aradyme to the effect that such financial statements contain all adjustments (all of which are normal recurring adjustments) necessary to present fairly the results of operations and financial position of Aradyme for the periods and as of the dates indicated. All such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except
(a) to the extent required by changes in generally accepted accounting principles and (b) as may be indicated in the notes thereto) and fairly present the financial position of Aradyme as of the respective dates thereof and the result of operations and cash flows for the periods indicated.

         Section 3.08          Absence of Certain Changes or Events

         Except as  contemplated  by this  Agreement or as set forth in Schedule
3.08 of the Aradyme Schedules, since the date of the Aradyme Most Recent Financial Statements, Aradyme has conducted its business in the ordinary course of business consistent with past practice. Since the date of the Aradyme Most Recent Financial Statements, there has not been (a) any event, change, or effect (including the occurrence of any liabilities of any nature, whether or not accrued, contingent, or otherwise) having or that would be reasonably likely to have, individually or in the aggregate, an Aradyme Material Adverse Effect; (b) any declaration, setting aside, or payment of any dividend or other distribution (whether in cash, stock, or property) with respect to the equity interests of Aradyme or any redemption, purchase, or other acquisition by Aradyme of any of Aradyme's capital stock; (c) any revaluation by Aradyme of its assets, including the writing down of the value of inventory or the writing down or off of notes or accounts receivable, other than in the ordinary course of business and consistent with past practices; (d) any change by Aradyme in accounting principles or methods, except insofar as may be required by a change in generally accepted accounting principles; (e) a fundamental change in the nature of Aradyme's business; (f) any arrangement for the disposition of any material property or assets of Aradyme; (g) any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer, employee, or stockholder; (h) any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment or arrangement made to, for, or with its officers, directors, or employees, or (i) an Aradyme Material Adverse Effect.

         Section 3.09          Absence of Litigation

         Except as set forth in Schedule 3.09 of the Aradyme Schedules, there is no claim, suit, litigation, proceeding, arbitration, or, to the knowledge of Aradyme, investigation of any kind, at law or in equity (including actions or proceedings seeking injunctive relief), pending, or threatened against Aradyme or any of its properties (except for claims, actions, suits, litigation, proceedings, arbitrations, or investigations that would not have an Aradyme Material Adverse Effect), and Aradyme is not subject to any continuing order of, consent decree, settlement agreement, or other similar written agreement with, or, to the knowledge of Aradyme, continuing investigation by, any governmental entity, or any judgment, order, writ, injunction, decree, or award of any government entity or arbitrator, including, without limitation, cease-and-desist or other orders, except for matters that would not have an Aradyme Material Adverse Effect.

         Section 3.10          Tax Matters

         Neither Aradyme nor, to the knowledge of Aradyme, any of its affiliates has taken or agreed to take any action that would prevent the Merger from constituting a reorganization qualifying under the provisions of Section 368(a)(1)(A) and (a)(2)(D) of the Code, all as more particularly set forth in a separate letter of representation in form and substance reasonably acceptable to Albion to be delivered by Aradyme to Albion at the Closing and which is incorporated herein by reference.

         Section 3.11          Taxes

                  (a) For purposes of this Section 3.11,  the term "taxes" shall mean all taxes, however denominated, including any interest, penalties, or other additions to tax that may become payable in respect thereof, imposed by any federal, territorial, state, local, or foreign government, or any agency or political subdivision of any such government, which taxes shall include, without limiting the generality of the foregoing, all income or profit taxes, payroll and employee withholding taxes, unemployment insurance, social security taxes, sales and use taxes, ad valorem taxes, excise taxes, franchise taxes, gross receipts taxes, business license taxes, occupation taxes, real and personal property taxes, stamp taxes, environmental taxes, transfer taxes, workers' compensation, Pension Benefit Guaranty Corporation premiums and other governmental charges, and other obligations of the same or of a similar nature to any of the foregoing, required to be paid, withheld, or collected.

                  (b) Except as disclosed on Schedule 3.11(b) of the Aradyme Schedules, Aradyme has made available to Albion complete copies of (i) all returns and information statements respecting any taxes ("Returns") of Aradyme for all periods since the formation of Aradyme and for all periods open under the statute of limitations for assessments, and (ii) examination reports and statements of deficiencies assessed by Aradyme. Aradyme does not do business or derive income from any state, local, territorial, or foreign taxing jurisdiction, so as to be subject to taxes or Return filing requirements other than those Returns described in the preceding sentence. Except as disclosed on Schedule 3.11(b) of the Aradyme Schedules or to the extent that the applicable statute of limitations has expired, all Returns required to be filed by or on behalf of Aradyme have been duly filed on a timely basis with the appropriate governmental authorities and are true, correct, and complete, and all taxes for all periods covered by such Returns or with respect to any period prior to the Effective Time, have been duly paid in full or a provision for the payment thereof has been made in accordance with generally accepted accounting principles and is reflected on the Aradyme Most Recent Financial Statements. All such Returns are accurate and correct in all material respects. Aradyme has no liabilities with respect to the payment of any taxes (including any deficiencies, interest, or penalties) accrued for or applicable to the period ended on the date of the Aradyme Most Recent Financial Statements, except as reflected therein, and all such dates and years and periods prior thereto and for which Aradyme may at said date have been liable in its own right or as transferee of the assets of, or as successor to, any other corporation or other entity, except for taxes accrued but not yet due and payable. Aradyme has not elected at any time pursuant to the Code to be treated as an S corporation pursuant to
         Section  1362(a) of the Code or a  collapsed  corporation  pursuant  to
         Section 341(f) of the Code, nor has Aradyme made any other elections pursuant to the Code (other than elections that relate solely to methods of accounting, depreciation, or amortization) that would have an Aradyme Material Adverse Effect on Aradyme, its financial condition, its business as presently conducted or proposed to be conducted, or any of its properties or material assets. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any Return of Aradyme.

                  (c) Aradyme has complied in all respect with all applicable laws, rules, and regulations relating to the payment and withholding of taxes (including any estimated taxes and the withholding of taxes pursuant to Sections 1441 and 1442 of the Code or similar provisions under any foreign laws) and has, within the time and the manner prescribed by law, withheld from employee wages and paid over all amounts withheld under applicable laws. There are no liens on any of the assets of Aradyme with respect to taxes other than for taxes not yet due and payable. There is no material dispute or claim concerning any liabilities for taxes of Aradyme either raised or reasonably expected to be raised by any taxing authority.

                  (d) Except as disclosed in Schedule 3.11(d) of the Aradyme Schedules, (i) there is no audit of any Returns of Aradyme by a governmental or taxing authority in process, pending, or threatened (formally or informally), and Aradyme has no knowledge of any such potential audit; (ii) except to the extent that the applicable statute of limitations has expired and except as to matters that have been resolved, no deficiencies exist or have been asserted (either formally or informally) or are expected to be asserted with respect to taxes of Aradyme, and no notice (either formally or informally) has been received by Aradyme that it has not filed a Return or paid taxes required to be filed or paid by it; (iii) Aradyme is not a party to any pending action or proceeding for assessment or collection of taxes, nor has such an action or proceeding been asserted or threatened (either formally or informally) against it or any of its assets, except to the extent that the applicable statute of limitations has expired and except as to matters that have been resolved; (iv) no waiver or extension of any statute of limitations is in effect with respect to taxes or Returns of Aradyme; (v) no action has been taken that would have the effect of deferring any liability for taxes for Aradyme from any period prior to the Effective Time to any period after the Effective Time; (vi) there are no requests for rulings, subpoenas, or requests for information pending with respect to the taxes of Aradyme;
         (vii) no power of attorney has been granted by Aradyme with respect to any matter relating to taxes; (viii) Aradyme has never been included in an affiliated group of corporations, within the meaning of Section 1504 of the Code; (ix) Aradyme is not (nor has it ever been) a party to any tax-sharing agreement between affiliated corporations; and (x) the amount of liability for unpaid taxes of Aradyme for all periods ending on or before the Effective Time will not, in the aggregate, materially exceed the amount of the liability accruals for taxes reflected on the Aradyme Most Recent Financial Statements.

         Section 3.12          Vote Required

         The only vote of the holders of any class or series of Aradyme capital stock necessary to approve the Merger is the affirmative vote of the holders of a majority of the Aradyme Common Stock and majority of the Aradyme Preferred Stock outstanding, voting as separated classes.

         Section 3.13          Brokers

         Except as set forth in Schedule 3.13 of the Aradyme Schedules, no broker, finder, or investment banker is entitled to any brokerage, finder's, or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Aradyme. Prior to the date of this Agreement, Aradyme has made available to Albion a complete and correct copy of all agreements referenced in Schedule 3.13 of the Aradyme Schedules pursuant to which any such firm will be entitled to any payment related to the transactions contemplated by this Agreement.

         Section 3.14          Information Supplied

         Without limiting any of the representations and warranties contained herein, no representation or warranty of Aradyme and no statement by Aradyme or other information contained in or documents referred to in the Aradyme Schedules, as of the date of such representation, warranty, statement, or document, contains or contained any untrue statement of material fact, or, at the date thereof, omits or omitted to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which such statements are or were made, not misleading.

         Section 3.15          Employee Benefit Plans; Labor Matters

                  (a)  Aradyme  is not bound by or  subject  to (and none of its operations is bound by or subject to) any written or oral, express or implied, contract, commitment, or arrangement with any labor union, and no labor union has requested or, to the knowledge of Aradyme, has sought to represent any of the employees, representatives, or agents of Aradyme. There is no strike or other labor dispute involving Aradyme pending or, to the knowledge of Aradyme, threatened that could have a material adverse effect on the assets, properties, financial condition, operating results, or business of Aradyme (as such business is presently conducted and as it is proposed to be conducted), nor is Aradyme aware of any labor organization activity involving its employees. Aradyme is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with Aradyme, nor does Aradyme have a present intention to terminate the employment of any of the foregoing. The employment of each officer and employee of Aradyme, to the best of Aradyme's knowledge, is terminable at the will of Aradyme.

                  (b) Except as set forth in Schedule 3.15(b) of the Aradyme Schedules, Aradyme does not maintain nor has it contributed since inception to any employee benefit plan (as such term is defined in ERISA Section 3(s) or with respect to which Aradyme or any member of its ERISA Group would incur liability under Sections 4065, 4069, 4212(c) or 4204 of ERISA, and any other retirement, pension, stock option, stock application rights, profit sharing, incentive compensation, deferred compensation, savings, thrift, vacation pay, severance pay, or other employee compensation or benefit plan, agreement, practice, or arrangement, whether written or unwritten, whether or not legally binding (collectively, the "Aradyme Benefit Plans"). As of the date of this Agreement, except as would not have an Aradyme Material Adverse Effect, the material Aradyme Benefit Plans maintained by Aradyme, or any member of its ERISA Group, or with respect to which Aradyme has or may have a liability are in substantial compliance with applicable laws, including ERISA and the Code. Schedule 3.15(b) of the Aradyme Schedules sets forth a list of all Aradyme Benefit Plans, true and complete copies of which have been furnished to Albion. With respect to the Aradyme Benefit Plans, no event has occurred and, to the knowledge of Aradyme, there exists no condition or set of circumstances in connection with which Aradyme or any member of its ERISA Group could be subject to any liability under the terms of such Aradyme Benefit Plans, ERISA, the Code, or any other applicable law that would have an Aradyme Material Adverse Effect.

                  (c) Except as otherwise set forth on Schedule 3.15(c) of the Aradyme Schedules, neither Aradyme nor any member of its ERISA Group
         (i) contributes to or has an obligation to contribute to, (ii) has not since inception contributed to or had an obligation to contribute to, or (iii) has any secondary liability under ERISA Section 4204 to, a multiemployer plan within the meaning of Section 3(37) of ERISA.

                  (d) Neither Aradyme nor any member of its ERISA Group is or has ever been a party to any collective bargaining or other labor union contracts. No collective bargaining agreement is being negotiated by Aradyme. There is no pending or threatened labor dispute, strike, or work stoppage against Aradyme or any of its subsidiaries that may interfere with the business activities of Aradyme. None of Aradyme or any of its representatives or employees has committed any unfair labor practices in connection with the operation of the business of Aradyme, and there is no pending or threatened charge or complaint against Aradyme by the National Labor Relations Board or any comparable state agency.

                  (e) With respect to each Aradyme Benefit Plan that is a "group health plan" within the meaning of Section 5000(b) of the Code, each such Aradyme Benefit Plan complies and has complied with the requirements of Part 6 of Title I of ERISA and Sections 4980B and 5000 of the Code, except when the failure to so comply would not have an Aradyme Material Adverse Effect.

         Section 3.16          Employee Relations

         Aradyme has complied in all material respects with all applicable laws, rules, and regulations that relate to prices, wages, hours, harassment, disabled access, and discrimination employment and collective bargaining and to the operation of its business and is not liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing. Aradyme believes that its relations with its employees are satisfactory.

         Section 3.17          Certain Business Practices

         None of Aradyme or any directors, officers, agents, or employees of Aradyme, on behalf of Aradyme, has used any funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity, made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns, or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or made any other unlawful payment.

         Section 3.18          Environmental Matters

         The terms "hazardous waste," "hazardous substance," "disposal," "release," and "threatened release," as used in this Agreement, shall have the same meanings as set forth in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et seq. ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986, Pub.
L. no. 99-499 ("SARA"),  the Hazardous  Materials  Transportation Act, 49 U.S.C.
Section 1801,  et seq.,  the Resource  Conservation  and Recovery Act, 49 U.S.C.
Section 6901, et seq., or other applicable state or federal laws, rules, or regulations adopted pursuant to any of the foregoing. Except as set forth in
Schedule 3.18 of the Aradyme Schedules, (a) during the period of Aradyme's ownership, use, or other occupancy of the properties of Aradyme, Aradyme has not used, generated, manufactured, stored, treated, disposed of, or released any hazardous waste or substance on, under, or about any of the properties, except in compliance with environmental laws; and (b) Aradyme has no knowledge of, or reason to believe that there has been (i) any use, generation, manufacture, storage, treatment, disposal, release, or threatened release of any hazardous waste or substance by any prior owners or occupants of any of the properties, except in compliance with environmental laws, or (ii) any actual or threatened litigation or claims of any kind against Aradyme or any other person for whose conduct it is or may be liable by any person relating to such matters.

         Section 3.19          Insurance

         Aradyme is currently insured, and at all times since inception has been insured, for reasonable amounts against such risks as companies similarly situated would, in accordance with good business practice, customarily be insured.

         Section 3.20          Certain Contracts and Restrictions

         Other than agreements, contracts, or commitments listed elsewhere in the Aradyme Schedules, Schedule 3.20 of the Aradyme Schedules lists, as of the date hereof, each agreement, contract, or commitment (including any amendments thereto) to which Aradyme is a party or by which Aradyme is bound involving consideration during the next 12 months in excess of $10,000 or which is otherwise material to the assets, liabilities, financial condition, results of operations, or current or future business of Aradyme taken as a whole. As of the date of this Agreement and except as indicated on the Aradyme Schedules, Aradyme has fully complied with all material terms and conditions of all agreements, contracts, and commitments that will be listed in the Aradyme Schedules and all such agreements, contracts, and commitments are in full force and effect, Aradyme has no knowledge of any defaults thereunder or any cancellations or modifications thereof, and such agreements, contracts, and commitments are not subject to any memorandum or other written document or understanding permitting cancellation.

         Section 3.21          Properties

         Except for liens arising in the ordinary course of business after the date hereof and properties and assets disposed of in the ordinary course of business after the date of the Aradyme Most Recent Financial Statements, Aradyme has good and marketable title, free and clear of all liens the existence of which would have an Aradyme Material Adverse Effect, to all material properties and assets, whether tangible or intangible, real, personal, or mixed, reflected in the Aradyme Most Recent Financial Statements as being owned by Aradyme as of the date thereof or purported to be owned on the date hereof. All buildings and all fixtures, equipment, and other property and assets that are material to its business held under leases by Aradyme are held under valid instruments enforceable by Aradyme in accordance with their respective terms. Substantially all of Aradyme's equipment in regular use has been well maintained and is in good and serviceable condition, reasonable wear and tear excepted.

         Section 3.22          Easements

         The business of Aradyme has been operated in a manner that does not violate the material terms of any easements, rights-of-way, permits, servitude, licenses, and similar rights relating to real property used by Aradyme in its business (collectively, "Aradyme easements"), except for violations that have not resulted and will not result in an Aradyme Material Adverse Effect. All material Aradyme easements are valid and enforceable and grant the rights purported to be granted thereby and all rights necessary thereunder for the current operation of such business.

         Section 3.23          Futures Trading and Fixed Price Exposure

         Aradyme is not presently engaged in any futures or options trading nor is it a party to any price, interest rate or currency swaps, hedges, futures, or other derivative instruments.

         Section 3.24          Intellectual Property

                  (a) Schedule 3.24(a) of the Aradyme Schedules lists all the registered patents, trademarks, service marks, copyrights, trade names, and applications for any of the foregoing owned by Aradyme as of the date of this Agreement (the "Aradyme Registered Intellectual Property"). Aradyme has good and marketable title to the Aradyme Registered Intellectual Property and has good and marketable title to, or valid licenses or rights to use, all patents, copyrights, trademarks, trade names, brand names, proprietary and other technical information, technology and software (collectively, "Aradyme Intellectual Property") that are used in the operation of its business as presently conducted, free from any liens and free from any requirement of any past, present, or future royalty payments, license fees, charges, or other payments or conditions or restrictions, whatsoever, except as set forth on Schedule 3.24(a) of the Aradyme Schedules. Immediately after the Effective Time, the Surviving Corporation of the Merger will own or will have the right to use all Aradyme Intellectual Property free from liens and on the same terms and conditions as in effect prior to the Effective Time.

                  (b) To the best of its knowledge, Aradyme has not infringed upon and is not infringing upon, and has not engaged in and is not engaging in, any unauthorized use or misappropriation of any patents, copyrights, trademarks, trade names, brand names, proprietary and other technical information, technology, and software owned by or belonging to any other person. Except as set forth in Schedule 3.24(b) of the Aradyme Schedules, there are no claims or proceedings pending or, to Aradyme's knowledge, threatened against Aradyme asserting that Aradyme is infringing or engaging in the unauthorized use or misappropriation of any intellectual property of any other person or entity.

                  (c) Aradyme is not aware of prior art with respect to any of the patents owned or licensed by it that was not disclosed to the U.S. Patent and Trademark Office (or to any comparable foreign authority, if necessary) in connection with applications for such patents. Aradyme is not aware of any fact or event making any one or more claims of any of such patents invalid or unenforceable, and Aradyme has not engaged in any conduct, or omitted to perform any necessary act, the result of which would be to invalidate any of such patents or adversely affect any of their enforceability.

                  (d) Schedule 3.24(d) of the Aradyme Schedules sets forth all agreements and arrangements (i) pursuant to which Aradyme has licensed Aradyme Intellectual Property to, or permitted (through nonassertion, settlement, or similar agreements or otherwise) the use of Aradyme Intellectual Property in other areas by, any other person and (ii) pursuant to which Aradyme has had Aradyme Intellectual Property licensed to it or has otherwise been permitted to use Aradyme Intellectual Property (through nonassertion, settlement, or similar agreements or otherwise). All of the agreements or arrangements to the extent set forth on Schedule 3.24(d) of the Aradyme Schedules (x) are in full force and effect in accordance with their terms, and Aradyme is not aware that any default exists thereunder by Aradyme or by any other party thereto; (y) are free and clear of liens; (z) do not contain any change of control or other terms or conditions that will become applicable or inapplicable as a result of the consummation of the Merger and the transactions contemplated by this Agreement. Aradyme has delivered to Albion true and complete copies of all agreements and arrangements set forth on Schedule 3.24(d) of the Aradyme Schedules. There are no royalties, license fees, charges, or other amounts payable by, or on behalf of, Aradyme in respect of any Aradyme Intellectual Property, other than as set forth on Schedule 3.24(d) of the Aradyme Schedules.

         Section 3.25          Transactions with Affiliates

         Schedule 3.25 of the Aradyme Schedules hereto sets forth a description of every material contract, agreement, or arrangement between Aradyme and any person who is or has ever been an officer or director of Aradyme or person owning of record, or known by Aradyme to own beneficially, 10% or more of the issued and outstanding common stock of Aradyme, and which is to be performed in whole or in part after the date hereof or was entered into within three years before the date hereof. In all of such circumstances, the contract, agreement, or arrangement was for a bona fide business purpose of Aradyme, and the amount paid or received, whether in cash, services, or kind, is, has been during the full term thereof, and is required to be during the unexpired portion of the term thereof, no less favorable to Aradyme than terms available from otherwise unrelated parties in arm's-length transactions. Except as disclosed in Schedule
3.25 of the Aradyme Schedules hereto or otherwise disclosed herein, no officer or director of Aradyme or 10% stockholder of Aradyme has or has had since inception, any interest, directly or indirectly, in any material transaction with Aradyme. Schedule 3.25 of the Aradyme Schedules hereto also includes a description of any commitment by Aradyme, whether written or oral, to lend any funds to, borrow any money from, or enter into any other material transaction with any such affiliated person.

         Section 3.26          Compliance with Securities Laws

         All of the securities offered and sold by Aradyme within three years prior to the date of this Agreement were issued in transactions exempt from registration under the Securities Act and applicable state securities laws.

         Section 3.27          Minute Book

         The minute book of Aradyme contains, and will contain at the Closing Date, a complete record of all meetings, consents, or other actions of its board of directors and stockholders for the period from inception through the date hereof and accurately reflects the substance of all transactions referred to in such minutes in all material respects.

         Section 3.28          Aradyme Schedules

         Aradyme has delivered to Albion the Aradyme Schedules, which consist of separate schedules dated as of the date of execution of this Agreement and instruments and data as of such date, all certified by the chief executive officer of Aradyme as true and correct, containing the information and documents required to be set forth pursuant to this Agreement. Aradyme shall cause the Aradyme Schedules, instruments, and data delivered to Albion hereunder to be updated after the date hereof and prior to the Closing Date.

                                   ARTICLE IV
              REPRESENTATIONS, COVENANTS, AND WARRANTIES OF ALBION

         Albion hereby represents, covenants, and warrants to Aradyme, such representations, covenants, and warranties to be made as of the date hereof and at and as of the Closing Date and to survive the Closing and continue in accordance with the terms hereof (except as otherwise expressly set forth in Article IX hereof), as set forth in this Article IV and as limited or qualified by the related disclosure schedules (the "Albion Schedules") supplementally provided by Albion to Aradyme.

         Section 4.01          Organization and Qualifications

         Each of Albion and its subsidiary is a corporation duly organized, validly existing, and in good standing under the laws of its state of incorporation and has all requisite corporate power and authority to own, lease, and operate its properties and assets and to carry on its business as it is now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of the business conducted by it or the ownership or leasing of its properties makes such qualification necessary, other than where the failure to be so duly qualified and in good standing would not have an Albion Material Adverse Effect. The term "Albion Material Adverse Effect," as used in this Agreement, shall mean any change or effect that, individually or when taken together with all such other changes or effects, would be reasonably likely to be materially adverse to the assets, liabilities, financial condition, results of operations, or current or future business of Albion and its subsidiary, taken as a whole. Except as set forth in Schedule
4.01 of the Albion Schedules: (a) Albion does not own, directly or indirectly, any subsidiaries; (b) Albion and its subsidiary do not own an equity interest in any other corporation, partnership, joint venture arrangement, or other business entity that is material to the assets, liabilities, financial condition, results of operations, or current or future business of Albion and its subsidiary; and
(c) Albion and its subsidiary do not have any predecessor, as that term is defined under generally accepted accounting principles.

         Section 4.02          Certificate and Bylaws

         Included in Schedule 4.02 of the Albion Schedules are complete and correct copies of the Articles or Certificates of Incorporation and Bylaws (or equivalent organizational documents) as presently in effect of Albion and its subsidiary. Neither Albion nor its subsidiary is in violation of any of the provisions of its Articles or Certificate of Incorporation or any provision of its Bylaws (or equivalent organizational documents).

         Section 4.03          Capitalization

                  (a) The authorized capital stock of Albion consists of (i) 1,000,000 shares of preferred stock, par value $0.001 per share, none of which is issued and outstanding; and (ii) 20,000,000 shares of Albion Common Stock, par value $0.001 per share, of which 1,527,000 shares are issued and outstanding with 1,000,000 reserved to be issued for cash before the closing. Except as described in this Section 4.03 or Schedule 4.03(a) of the Albion Schedules, no shares of capital stock of Albion are reserved for any purpose. Each of the outstanding shares of capital stock of Albion and its subsidiary is duly authorized, validly issued, fully paid, and nonassessable, and has not been issued in violation of (nor are any of the authorized shares of capital stock of Albion and its subsidiary subject to) any preemptive or similar rights created by statute, the Certificate of Incorporation or Bylaws of Albion, the Articles of Incorporation or Bylaws of Albion's subsidiary, or any agreement to which either of Albion or its subsidiary is a party or by which either is bound, and such outstanding shares owned by Albion and its subsidiary are owned free and clear of all security interests, liens, claims, pledges, agreements, limitations on Albion's and its subsidiary's voting rights, charges, or other encumbrances of any nature whatsoever.

                  (b) Except as set forth in Schedule 4.03(b)(i) of the Albion Schedules, there are no options, warrants, or other rights (including registration rights), agreements, arrangements, or commitments of any character to which either of Albion and its subsidiary is a party relating to the issued or unissued capital stock of Albion or obligating either of Albion and its subsidiary to grant, issue, or sell any shares of the capital stock of Albion and its subsidiary. Except as set forth in Schedule 4.03(b)(ii) of the Albion Schedules, there are no obligations, contingent or otherwise, of either Albion or its subsidiary to repurchase, redeem, or otherwise acquire any shares of Albion Common Stock or other capital stock of Albion, or provide material funds to, or make any material investment in (in the form of a loan, capital contribution or otherwise), or provide any guarantee with respect to the obligations of any other person. Except as described in
         Schedule 4.03(b)(iii) of the Albion Schedules, Albion and its subsidiary do not directly or indirectly own, have not agreed to purchase or otherwise acquire, or do not hold any interest convertible into or exchangeable or exercisable for, 5% or more of the capital stock of any corporation, partnership, joint venture, or other business association or entity. Except as set forth in Schedule 4.03(b)(iv) of the Albion Schedules, there are no agreements, arrangements, or commitments of any character (contingent or otherwise) pursuant to which any person is or may be entitled to receive any payment based on the revenues or earnings, or calculated in accordance therewith, of Albion and its subsidiary. Except as set forth in Schedule 4.03(b)(v) of the Albion Schedules, there are no voting trusts, proxies, or other agreements or understanding to which either of Albion or its subsidiary is a party or by which either of Albion or its subsidiary is bound with respect to the voting of any shares of capital stock of Albion and its subsidiary.

                  (c) Albion has made available to Aradyme complete and correct copies of (i) each stock option, stock award, or other benefit plans (collectively, the "Albion Option Plans") and the forms of options issued pursuant to any Albion Option Plan, including all amendments thereto, and (ii) all options and warrants that are not in the form specified under clause (i) above. Schedule 4.03(c) of the Albion Schedules sets forth a complete and correct list of all outstanding warrants and options, restricted stock, or any other stock awards (the "Albion Stock awards") granted under the Albion Option Plans or otherwise, setting forth as of the date hereof the number and type of Albion Stock awards, the exercise price of each outstanding stock option or warrant, and the number of stock options and warrants presently exercisable.

                  (d) The shares of New Albion Stock to be issued pursuant to this Agreement have been duly authorized and, upon issuance in accordance with the terms of this Agreement, will be validly issued, fully paid, and nonassessable, and not issued in violation of any preemptive or similar rights created by statute, the Certificate of Incorporation or Bylaws of Albion, or any agreement to which Albion is a party or by which it is bound.

         Section 4.04          Authority

         Albion has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Albion and the consummation by Albion of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of Albion are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Albion and, assuming the due authorization, execution, and delivery thereof by Aradyme, constitutes the legal, valid, and binding obligation of Albion enforceable against Albion in accordance with its terms, except that (a) such enforcement may be subject to applicable bankruptcy, insolvency, or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

         Section 4.05          No Conflict: Required Filings and Consents

                  (a) Except as set forth in Schedule 4.05(a) of the Albion Schedules, the execution and delivery of this Agreement by Albion does not, and the consummation of the transaction contemplated hereby will not, (i) conflict with or violate the Certificate or Articles of Incorporation or Bylaws, in each case as amended or restated, of Albion and its subsidiary, (ii) conflict with or violate any laws applicable to Albion and its subsidiary or by which any of their respective properties are bound or subject, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time, or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Albion or its subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise, or other instrument or obligation to which either of Albion or its subsidiary is a party or by or to which Albion and its subsidiary or any of their respective properties are bound or subject, except for any such conflicts or violations described in clause (ii) or breaches, defaults, events, rights of termination, amendment, acceleration or cancellation, payment obligations, or liens or encumbrances described in clause (iii) that would not have an Albion Material Adverse Effect.

                  (b) The execution and delivery of this Agreement by Albion does not, and consummation of the transactions contemplated hereby will not, require Albion to obtain any consent, license, permit, approval, waiver, authorization or order of, or to make any filing with or notification to, any governmental entities, except for (i) complying with certain federal and state securities laws as provided in Article V hereof and (ii) filing appropriate merger documents as required by applicable state laws and when the failure to obtain such consents, licenses, permits, approvals, waivers, authorizations or orders, or to make such filings or notifications, would not, either individually or in the aggregate, materially interfere with Albion's performance of its obligations under this Agreement and would not have an Albion Material Adverse Effect.

         Section 4.06          Permits; Compliance

         Each of Albion and its subsidiary and, to Albion's knowledge, each third-party operator of any of Albion's and its subsidiary's properties, are in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals, and orders necessary to own, lease, and operate its properties and to carry on its business in all material respects as it is now being conducted or as presently foreseeable (collectively, the "Albion permits"), and there is no action, proceeding, or investigation pending or, to the knowledge of Albion, threatened regarding suspension or cancellation of any of the Albion permits, except when the failure to possess, or the suspension or cancellation of, such Albion permits would not have an Albion Material Adverse Effect. Except as set forth in
Schedule 4.06 of the Albion Schedules, Albion and its subsidiary have not received from any governmental entity any written notification with respect to possible conflicts, defaults, or violations of laws, except for written notices relating to possible conflicts, defaults, or violations that would not have an Albion Material Adverse Effect.

         Section 4.07          Books and Records

         The books and records, financial and otherwise, of Albion and its subsidiary are in all material respects complete and correct and have been made and maintained in accordance with sound business and bookkeeping practices and, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of Albion and its subsidiary. Each of Albion and its subsidiary has maintained a system of internal accounting controls sufficient to provide reasonable assurances that (a) transactions have been and are executed in accordance with management's general or specific authorization; (b) transactions are recorded as necessary to permit the preparation of financial statements in conformity with generally accepted accounting principles or any other criteria applicable to such statements and to maintain accountability for assets; (c) access to assets is permitted only in accordance with management's general or specific authorization; and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals, and appropriate action is taken with respect to any differences.

         Section 4.08          Reports; Financial Statements

                 (a) Since February 13, 2001, Albion has filed all forms, reports, statements, and other documents required to be filed with the SEC, including all registration statements filed under the Exchange Act, all annual reports on Form 10-KSB, all quarterly reports on Form 10-QSB, all proxy statements relating to meetings of stockholders (whether annual or special), all current reports on Form 8-K, and all other reports, schedules, registration statements, or other documents and all forms, reports, statements, and other documents required to be filed with any other applicable federal or state regulatory authorities, except where the failure to file any such forms, reports, statements, or other documents would not have an Albion Material Adverse Effect (all such forms, reports, statements, and other documents referred to above in this Section 4.08(a) being referred to herein, collectively, as the "Albion SEC Reports"). The Albion SEC Reports, including all Albion SEC Reports filed after the date of this Agreement and prior to the Effective Time, were or will be prepared in accordance with the requirements of applicable law (including, with respect to Albion SEC Reports, the Securities Act and the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Albion SEC Reports) and did not at the time they were filed, or will not at the time they are filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. Such Albion SEC Reports include an unaudited consolidated balance sheet of Albion and its subsidiary as of September 30, 2002, and related consolidated statements of operations and cash flows for the three and nine months then ended, including the notes thereto (the "Albion Most Recent Financial Statements").

                 (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in Albion SEC Reports filed prior to the Effective Time have been or will be prepared in accordance with the published rules and regulations of the SEC and generally accepted accounting principles applied on a consistent basis throughout the periods involved (except to the extent required by changes in generally accepted accounting principles; with respect to Albion SEC Reports filed prior to the date of this Agreement, as may be indicated in the notes thereto; and with respect to interim financial statements as may be permitted by Article 10 of Regulation S-X) and fairly present or will fairly present the consolidated financial position of Albion and its subsidiary as of the respective dates thereof and the consolidated results of operations and cash flows for the periods indicated (including reasonable estimates of normal and recurring year-end adjustments), except that any unaudited interim financial statements were or will be subject to normal and recurring year-end adjustments and any pro forma financial statements contained in such consolidated financial statements are not necessarily indicative of the consolidated financial position of Albion and its subsidiary as of the respective dates thereof and the consolidated results of operations and cash flows for the periods indicated.

         Section 4.09          Absence of Certain Changes or Events

         Except as  contemplated  by this  Agreement or as set forth in Schedule
4.09 of the Albion Schedules, since the date of the Albion Most Recent Financial Statements, each of Albion and its subsidiary has conducted its business in the ordinary course of business consistent with past practice. Since the date of the Albion Most Recent Financial Statements, there has not been (a) any event, change, or effect (including the occurrence of any liabilities of any nature, whether or not accrued, contingent, or otherwise) having or, which would be reasonably likely to have, individually or in the aggregate, an Albion Material Adverse Effect; (b) any declaration, setting aside, or payment of any dividend or other distribution (whether in cash, stock, or property) with respect to the equity interests of Albion or its subsidiary or any redemption, purchase, or other acquisition by Albion or its subsidiary of any of Albion's capital stock;
(c) any revaluation by either of Albion or its subsidiary of its assets, including the writing down of the value of inventory or the writing down or off of notes or accounts receivable, other than in the ordinary course of business and consistent with past practices; (d) any change by either of Albion or its subsidiary in accounting principles or methods, except insofar as may be required by a change in generally accepted accounting principles; (e) a fundamental change in the nature of Albion's or its subsidiary's business; (f) any arrangement for the disposition of any material property or assets of Albion or its subsidiary; (g) any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer, employee, or stockholder; (h) any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment or arrangement made to, for, or with its officers, directors, or employees, or (i) an Albion Material Adverse Effect.

         Section 4.10          Absence of Litigation

         Except as set forth in Schedule 4.10 of the Albion Schedules, there is no claim, suit, litigation, proceeding, arbitration, or, to the knowledge of Albion, investigation of any kind, at law or in equity (including actions or proceedings seeking injunctive relief), pending or threatened against Albion, its subsidiary, or any of their properties (except for claims, actions, suits, litigation, proceedings, arbitrations, or investigations that would not have an Albion Material Adverse Effect), and each of Albion and its subsidiary is not subject to any continuing order of, consent decree, settlement agreement, or other similar written agreement with, or, to the knowledge of Albion, continuing investigation by, any governmental entity, or any judgment, order, writ, injunction, decree, or award of any Government Entity or arbitrator, including, without limitation, cease-and-desist or other orders, except for matters that would not have an Albion Material Adverse Effect.

         Section 4.11          Tax Matters

         Neither Albion and its subsidiary nor, to the knowledge of Albion, any of its affiliates have taken or agreed to take any action that would prevent the Merger from constituting a reorganization qualifying under the provisions of
Section 368(a)(1)(A) and (a)(2)(D) of the Code, all as more particularly set forth in a separate letter of representation in form and substance reasonably satisfactory to Aradyme to be delivered by Albion to Aradyme at the Closing and which is incorporated herein by reference.

         Section 4.12          Taxes

                  (a) Except as disclosed on Schedule 4.12(a), Albion has made available to Aradyme complete copies of (i) all tax returns of Albion and its subsidiary for all periods since the formation of each of Albion and its subsidiary open under the statute of limitations for assessments and (ii) examination reports and statements of deficiencies assessed by each of Albion and its subsidiary. Albion and its subsidiary do not do business or derive income from any state, local, territorial, or foreign taxing jurisdiction, so as to be subject to taxes or Return filing requirements, other than those Returns described in the preceding sentence. Except as disclosed on Schedule 4.12(b) or to the extent that the applicable statute of limitations has expired, all Returns required to be filed by or on behalf of Albion and its subsidiary have been duly filed on a timely basis with the appropriate governmental entities and are true, correct, and complete, and all taxes for all periods covered by such Returns or with respect to any period prior to the Effective Time, have been duly paid in full or a provision for the payment thereof has been made in accordance with generally accepted accounting principles and is reflected on the Albion Most Recent Financial Statements. All such Returns are accurate and correct in all material respects. Albion and its subsidiary have no liabilities with respect to the payment of any taxes (including any deficiencies, interest, or penalties) accrued for or applicable to the period ended on the date of the Albion Most Recent Financial Statements, except as reflected therein, and all such dates and years and periods prior thereto and for which Albion and its subsidiary may at said date have been liable in their own right or as transferee of the assets of, or as successor to, any other corporation or other entity, except for taxes accrued but not yet due and payable. Neither Albion nor its subsidiary has elected at any time pursuant to the Code to be treated as an S corporation pursuant to Section 1362(a) of the Code or a collapsed corporation pursuant to Section 341(f) of the Code, nor has Albion or its subsidiary made any other elections pursuant to the Code (other than elections that relate solely to methods of accounting, depreciation, or amortization) that would have an Albion Material Adverse Effect on Albion, its financial condition, its business as presently conducted or proposed to be conducted, or any of its properties or material assets. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return of Albion and its subsidiary.

                  (c) Each of Albion and its subsidiary has complied in all respect with all applicable laws, rules and regulations relating to the payment and withholding of taxes (including any estimated taxes and the withholding of taxes pursuant to Sections 1441 and 1442 of the Code or similar provisions under any foreign laws) and has, within the time and the manner prescribed by law, withheld from employee wages and paid over all amounts withheld under applicable laws. There are no liens on any of the assets of Albion and its subsidiary with respect to taxes other than for taxes not yet due and payable. There is no material dispute or claim concerning any liabilities for taxes of Albion and its subsidiary either raised or reasonably expected to be raised by any taxing authority.

                  (d) Except as disclosed in Schedule 4.12(d) of the Albion Schedules, (i) there is no audit of any tax return of Albion and its subsidiary by a governmental or taxing authority in process, pending, or threatened (formally or informally), and Albion has no knowledge of any such potential audit; (ii) except to the extent that the applicable statute of limitations has expired and except as to matters that have been resolved, no deficiencies exist or have been asserted (either formally or informally) or are expected to be asserted with respect to taxes of Albion and its subsidiary, and no notice (either formally or informally) has been received by either of Albion or its subsidiary that it has not filed a tax return or paid taxes required to be filed or paid by it; (iii) neither Albion nor its subsidiary is a party to any pending action or proceeding for assessment or collection of taxes, nor has such an action or proceeding been asserted or threatened (either formally or informally) against it or any of its assets, except to the extent that the applicable statute of limitations has expired and except as to matters that have been resolved; (iv) no waiver or extension of any statute of limitations is in effect with respect to taxes or tax returns of Albion and its subsidiary; (v) no action has been taken that would have the effect of deferring any liability for taxes for Albion and its subsidiary from any period prior to the Effective Time to any period after the Effective Time; (vi) there are no requests for rulings, subpoenas, or requests for information pending with respect to the taxes of Albion or its subsidiary; (vii) no power of attorney has been granted by either Albion or its subsidiary with respect to any matter relating to taxes; (viii) Albion and its subsidiary have never been included in an affiliated group of corporations, within the meaning of Section 1504 of the Code; (ix) Albion and its subsidiary are not (nor have they ever been) a party to any tax-sharing agreement between affiliated corporations; and (x) the amount of liability for unpaid taxes of Albion and its subsidiary for all periods ending on or before the Effective Time will not, in the aggregate, materially exceed the amount of the liability accruals for taxes reflected on the Albion Most Recent Financial Statements.

         Section 4.13          No Vote Required

         No vote of the holders of any class or series of Albion capital stock is required by Delaware Law or otherwise necessary to approve the Merger.

         Section 4.14          Brokers

         Except as set forth in Schedule 4.14 of the Albion Schedules, no broker, finder, or investment banker is entitled to any brokerage, finder's, or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Albion. Prior to the date of this Agreement, Albion has made available to Aradyme a complete and correct copy of all agreements referenced in Schedule 4.14 pursuant to which any such firm will be entitled to any payment related to the transactions contemplated by this Agreement.

         Section 4.15          Information Supplied

         Without limiting any of the representations and warranties contained herein, no representation or warranty of Albion and its subsidiary and no statement by Albion and its subsidiary or other information contained in or documents referred to in the Albion Schedules, as of the date of such representation, warranty, statement, or document, contains or contained any untrue statement of material fact, or, at the date thereof, omits or omitted to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which such statements are or were made, not misleading.

         Section 4.16          Employee Benefit Plans; Labor Matters

                  (a)  Neither  Albion  nor its  subsidiary  is not  bound by or subject to (and none of its operations is bound by or subject to) any written or oral, express or implied, contract, commitment, or arrangement with any labor union, and no labor union has requested or, to the knowledge of Albion, has sought to represent any of the employees, representatives, or agents of Albion or its subsidiary. There is no strike or other labor dispute involving Albion or its subsidiary pending or, to the knowledge of Albion, threatened that could have a Albion Material Adverse Effect (as the business or Albion is presently conducted and as it is proposed to be conducted), nor is Albion aware of any labor organization activity involving its or its subsidiary's employees. Albion is not aware that any officer or key employee, or that any group of key employees, intends to terminate employment with either of Albion or its subsidiary, and neither Albion nor its subsidiary has a present intention to terminate the employment of any of the foregoing. The employment of each officer and employee of each of Albion and its subsidiary, to the best of Albion's knowledge, is terminable at the will of Albion.

                  (b) Except as set forth in Schedule 4.16(b) of the Albion Schedules, Albion and its subsidiary do not maintain, nor has either contributed since its inception, to any employee benefit plan (as such term is defined in ERISA Section 3(s) or with respect to which Albion, its subsidiary, or any member of their respective ERISA Group would incur liability under Sections 4065, 4069, 4212 (c) or 4204 of ERISA, and any other retirement, pension, stock option, stock application rights, profit sharing, incentive compensation, deferred compensation, savings, thrift, vacation pay, severance pay, or other employee compensation or benefit plan, agreement, practice, or arrangement, whether written or unwritten, whether or not legally binding (collectively, the "Albion Benefit Plans"). As of the date of this Agreement, except as would not have an Albion Material Adverse Effect, the material Albion Benefit Plans maintained by Albion, its subsidiary, or any member of its ERISA Group, or with respect to which Albion and its subsidiary have or may have a liability are in substantial compliance with applicable laws, including ERISA and the Code. Schedule 4.16(b) sets forth a list of all Albion Benefit Plans, true and complete copies of which have been furnished to Aradyme. With respect to the Albion Benefit Plans, no event has occurred and, to the knowledge of Albion, there exists no condition or set of circumstances in connection with which Albion, its subsidiary, or any member of their ERISA Group could be subject to any liability under the terms of such Albion Benefit Plans, ERISA, the Code, or any other applicable law that would have an Albion Material Adverse Effect.

                  (c) Except as otherwise set forth on Schedule 4.16(c) of the Albion Schedules, neither Albion and its subsidiary nor any member of their ERISA Group (i) contributes to or has an obligation to contribute to, (ii) has not since inception contributed to or had an obligation to contribute to, or (ii) has any secondary liability under ERISA Section 4204 to, a multiemployer plan within the meaning of Section 3(37) of ERISA.

                  (d) Neither Albion and its subsidiary nor any member of their ERISA Group is or has ever been a party to any collective bargaining or other labor union contracts. No collective bargaining agreement is being negotiated by either of Albion or its subsidiary. There is no pending or threatened labor dispute, strike, or work stoppage against Albion or its subsidiary that may interfere with the business activities of Albion or its subsidiary. None of Albion, its subsidiary or any of their representatives or employees has committed any unfair labor practices in connection with the operation of the business of Albion and its subsidiary, and there is no pending or threatened charge or complaint against either of Albion or its subsidiary by the National Labor Relations Board or any comparable state agency.

                  (e) With respect to each Albion Benefit Plan that is a "group health plan" within the meaning of Section 5000(b) of the Code, each such Albion Benefit Plan complies and has complied with the requirements of Part 6 of Title I of ERISA and Sections 4980B and 5000 of the Code, except when the failure to so comply would not have an Albion Material Adverse Effect.

         Section 4.17          Employee Relations

         Each of Albion and its subsidiary has complied in all material respects with all applicable laws, rules, and regulations that relate to prices, wages, hours, harassment, disabled access, and discrimination employment and collective bargaining and to the operation of its business and is not liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing. Albion believes that its relations with its employees are satisfactory.

         Section 4.18          Certain Business Practices

         None of Albion, its subsidiary, or any directors, officers, agents, or employees of Albion or its subsidiary on behalf of Albion or its subsidiary has used any funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity, made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or made any other unlawful payment.

         Section 4.19          Environmental Matters

         The terms "hazardous waste," "hazardous substance," "disposal," "release," and "threatened release," as used in this Agreement, shall have the same meanings as set forth in CERCLA, SARA, the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq., the Resource Conservation and Recovery Act, 49 U.S.C. Section 6901, et seq., or other applicable state or federal laws, rules, or regulations adopted pursuant to any of the foregoing. Except as set forth in Schedule 4.19, (a) during the period of its ownership, use, or other occupancy of the properties, neither Albion nor its subsidiary has used, generated, manufactured, stored, treated, disposed of, or released any hazardous waste or substance on, under, or about any of the properties, except in compliance with environmental laws; and (b) Albion has no knowledge of, or reason to believe that there has been (i) any use, generation, manufacture, storage, treatment, disposal, release, or threatened release of any hazardous waste or substance by any prior owners or occupants of any of the properties, except in compliance with environmental laws, or (ii) any actual or threatened litigation or claims of any kind against Albion, its subsidiary, or any other person for whose conduct it is or may be liable by any person relating to such matters.

         Section 4.20          Insurance

         Each of Albion and its subsidiary is currently insured, and at all times since inception has been insured, for reasonable amounts against such risks as companies similarly situated would, in accordance with good business practice, customarily be insured.

         Section 4.21          Certain Contracts and Restrictions

         Other than agreements, contracts, or commitments listed elsewhere in the Albion Schedules, Schedule 4.21 of the Albion Schedules lists, as of the date hereof, each agreement, contract, or commitment (including any amendments thereto) to which Albion or its subsidiary is a party or by which Albion or its subsidiary is bound involving consideration during the next 12 months in excess of $10,000 or which is otherwise material to the assets, liabilities, financial condition, results of operations, or current or future business of Albion and its subsidiary, taken as a whole. As of the date of this Agreement and except as indicated on the Albion Schedules, (a) Albion and its subsidiary have fully complied with all material terms and conditions of all agreements, contracts, and commitments that will be listed in the Albion Schedules and all such agreements, contracts, and commitments are in full force and effect, (b) Albion and its subsidiary have no knowledge of any defaults thereunder or any cancellations or modifications thereof, and (c) such agreements, contracts, and commitments are not subject to any memorandum or other written document or understanding permitting cancellation.

         Section 4.22          Properties

         Except for liens arising in the ordinary course of business after the date hereof and properties and assets disposed of in the ordinary course of business after the date of the Albion Most Recent Financial Statements, each of Albion and its subsidiary has good and marketable title, free and clear of all liens the existence of which would have an Albion Material Adverse Effect, to all material properties and assets, whether tangible or intangible, real, personal, or mixed, reflected in the Albion Most Recent Financial Statements as being owned by each of Albion and its subsidiary as of the date thereof or purported to be owned on the date hereof. All buildings, fixtures, equipment, and other property and assets that are material to its business held under leases by each of Albion and its subsidiary are held under valid instruments enforceable by each of Albion and its subsidiary in accordance with their respective terms. Substantially all of Albion's and its subsidiary's equipment in regular use has been well maintained and is in good and serviceable condition, reasonable wear and tear excepted.

         Section 4.23          Easements

         The business of each of Albion and its subsidiary has been operated in a manner that does not violate the material terms of any easements, rights-of-way, permits, servitude, licenses, and similar rights relating to real property used by Albion or its subsidiary in its business (collectively, "Albion easements") except for violations that have not resulted and will not result in an Albion Material Adverse Effect. All material Albion easements are valid and enforceable and grant the rights purported to be granted thereby and all rights necessary thereunder for the current operation of such business.

         Section 4.24          Futures Trading and Fixed Price Exposure

         Neither Albion nor its subsidiary is presently engaged in any futures or options trading or is a party to any price, interest rate or currency swaps, hedges, futures, or other derivative instruments.

         Section 4.25          Intellectual Property

                  (a) Schedule 4.25(a) lists all the registered patents, trademarks, service marks, copyrights, trade names, and applications for any of the foregoing owned by each of Albion and its subsidiary as of the date of this Agreement (the "Albion Registered Intellectual
         Property"). Albion has good and marketable title to the Albion Registered Intellectual Property and has good and marketable title to, or valid licenses or rights to use, all patents, copyrights, trademarks, trade names, brand names, proprietary and other technical information, technology and software (collectively, "Albion Intellectual Property") that are used in the operation of its business as presently conducted, free from any liens and free from any requirement of any past, present, or future royalty payments, license fees, charges, or other payments or conditions or restrictions, whatsoever, except as set forth on Schedule 4.25. Immediately after the Effective Time, the Surviving Corporation of the Merger will own or will have the right to use all Albion Intellectual Property free from liens and on the same terms and conditions as in effect prior to the Effective Time.

                  (b) To the best of Albion's knowledge, Albion and its subsidiary have not infringed upon and are not infringing upon, and have not engaged in and are not engaging in, any unauthorized use or misappropriation of any patents, copyrights, trademarks, trade names, brand names, proprietary and other technical information, technology, and software owned by or belonging to any other person. Except as set forth in Schedule 4.25(b), there are no claims or proceedings pending or, to Albion's knowledge, threatened against Albion and its subsidiary asserting that either of Albion or its subsidiary is infringing or engaging in the unauthorized use or misappropriation of any intellectual property of any other person or entity.

                  (c) Albion is not aware of prior art with respect to any of the patents owned or licensed by it that was not disclosed to the U.S. Patent and Trademark Office (or to any comparable foreign authority, if necessary) in connection with applications for such patents. Albion is not aware of any fact or event making any one or more claims of any of such patents invalid or unenforceable, and Albion and its subsidiary have not engaged in any conduct, or omitted to perform any necessary act, the result of which would be to invalidate any of such patents or adversely affect any of their enforceability.

                  (d) Schedule 4.25(d) sets forth all agreements and arrangements (i) pursuant to which each of Albion and its subsidiary has licensed Albion Intellectual Property to, or permitted (through nonassertion, settlement or similar agreements or otherwise) the use of Albion Intellectual Property in other areas by, any other person and
         (ii) pursuant to which Albion and its subsidiary have had Albion Intellectual Property licensed to them, or have otherwise been permitted (through nonassertion, settlement, or similar agreements or otherwise) to use Albion Intellectual Property. All of the agreements or arrangements to the extent set forth on Schedule 4.25(d) of the Albion Schedules (x) are in full force and effect in accordance with their terms, and Albion is not aware that any default exists thereunder by Albion, its subsidiary or by any other party thereto; (y) are free and clear of liens; (z) do not contain any change of control or other terms or conditions that will become applicable or inapplicable as a result of the consummation of the Merger and the transactions contemplated by this Agreement. Albion has delivered to Aradyme true and complete copies of all agreements and arrangements set forth on
         Schedule 4.25(d). There are no royalties, license fees, charges, or other amounts payable by, or on behalf of, Albion and its subsidiary in respect of any Albion Intellectual Property other than as set forth on
         Schedule 4.25(d).

         Section 4.26          Transactions with Affiliates

         The Albion SEC Reports set forth a description of every material contract, agreement, or arrangement between Albion or its subsidiary and any person who is or has ever been an officer, director, or promoter (as defined in Rule 405 under the Securities Act) of Albion or its subsidiary, or person owning of record, or known by Albion to own beneficially, 5% or more of the issued and outstanding common stock of Albion or its subsidiary, and which is to be performed in whole or in part after the date hereof or was entered into within three years before the date hereof. In all of such circumstances, the contract, agreement, or arrangement was for a bona fide business purpose of either Albion or its subsidiary, and the amount paid or received, whether in cash, services, or kind, is, has been during the full term thereof, and is required to be during the unexpired portion of the term thereof, no less favorable to Albion and its subsidiary than terms available from otherwise unrelated parties in arm's-length transactions. Except as disclosed in Schedule 4.26 hereto or otherwise disclosed herein, no officer, director, or 5% stockholder of either Albion or its subsidiary has, or has had since inception, any interest, directly or indirectly, in any material transaction with either Albion or its subsidiary.
Schedule 4.26 hereto also includes a description of any commitment by Albion and its subsidiary, whether written or oral, to lend any funds to, borrow any money from, or enter into any other material transaction with, any such affiliated person.

         Section 4.27          Minute Books

                  (a) The minute book of Albion contains, and will contain at the Closing Date, evidence of the due election and incumbency of the board of directors and officers of Albion executing this Agreement or any document, certificate, or other instrument executed in order to consummate the transactions herein contemplated, together with an accurate and complete record of the proceeds of all meeting of directors, committees thereof, or stockholders and all written consents in lieu thereof.

                  (b) The minute book of Albion Merger Corp. will contain at the Closing Date, evidence of the due election and incumbency of the board of directors and officers of Albion Merger Corp. executing this Agreement or any document, certificate, or other instrument executed in order to consummate the transactions herein contemplated, together with an accurate and complete record of the proceeds of all meeting of directors, committees thereof, or stockholders and all written consents in lieu thereof.

         Section 4.28          Stockholders' List

         The stockholders' list of Albion included in Schedule 4.28 of the Albion Disclosure Schedules is a true and accurate copy of the stockholders of record of Albion as of the date indicated thereon, arranged in alphabetical order, with each's last known address. Albion's transfer agent retains in safekeeping all certificates that have been or should be canceled on the registration of transfer thereof. All of such canceled certificates have on their face in conspicuous permanent ink or perforations the word "canceled." All stock certificates issued to date and all unissued blank certificates are sequentially numbered 1 through 1111. All of such certificates are accounted for as either canceled and in the possession of the transfer agent, outstanding, or unissued. To the best of Albion's knowledge, except for securities broker-dealers, clearing agencies, securities depositories, banks, or other securities industry entities registered with the SEC whose regular business consists of holding securities beneficially owned by others, each stockholder listed on such stockholders' list is the beneficial owner thereof, and such stockholder is not a party to, and such stockholder's stock is not subject to, any agreement, understanding, power-of-attorney, or other arrangement of any kind with any person who is an affiliate of Albion or acting in concert with such affiliate under which such affiliate or person acting in concert with such affiliate has or shares investment, voting or dispositive power over such securities.

         Section 4.29          Issuances of Securities in Compliance with
Securities Laws

         All securities of Albion issued since its inception, consisting solely of common voting stock, have been issued pursuant to and in compliance with applicable federal and state laws, rules, and regulations. All offers and sales of shares of Albion Common Stock were either effected in compliance with an effective registration statement under the Securities Act or an available exemption from registration under Section 5 of the Securities Act and under an available exemption from or preemption of applicable state securities laws. Further, Albion has filed all required notices, reports or other documents with any federal or state regulatory agency regarding the offer and sale of all issued and outstanding shares of Albion Common Stock.

         Section 4.30          EBB Listing

         The Albion Common Stock is now and will be, on the Closing Date, traded in the over-the-counter market on the Nasdaq OTC Electronic Bulletin Board, and Albion will not have received any notice from Nasdaq or the National Association of Securities Dealers Inc. that it intends to delist, suspend, or remove the Albion Common Stock from the Nasdaq OTC Electronic Bulletin Board. Effective January 22, 2003, the trading symbol for Albion was changed to "ADYE."

         Section 4.31          Public Trading Activity

         Neither Albion nor, to the best knowledge of Albion, any other person, has at any time during the past year or currently has any agreement, plan, or arrangement to at any time in the future (a) submit or publish or cause to be submitted or published, directly or indirectly, any quotation for the common stock of Albion on behalf of Albion or any of its affiliates; or (b) provide to any securities broker-dealer any incentive or inducement, financial or otherwise, to publish quotations for the common stock of Albion at any specific or minimum prices or amounts or to execute any specific transactions in such common stock, other than usual and customary commissions, markdowns and markups.

         Section 4.32          Worldwide Web Communications

         Neither Albion and its subsidiary nor, to the best knowledge of Albion, any other person associated with or acting on behalf of Albion and its subsidiary has at any time during the preceding year posted, either in his, her, or its name or under any pseudonym, whether or not accompanied by personally identifiable information, any statement, comment, or other communication on any worldwide web or Internet chat room, bulletin board, or other forum, whether or not access is or purports to be restricted, respecting Albion, its subsidiary, its business or financial condition, prospects, management or opportunities, or its securities or effecting transactions therein, except public releases by Albion duly authorized by its officers or directors. Neither Albion nor its subsidiary has at any time during the preceding year maintained an Internet web site.

         Section 4.33          Tradability of Outstanding Stock; Manual
Exemption

         To the extent applicable, Albion has complied with the registration requirements of the securities laws of each and every jurisdiction in which a stockholder resided as of the date such stockholder purchased securities from Albion, and such shares purchased from Albion can be resold without restriction (except for any applicable control restrictions) by such stockholder in said jurisdiction immediately after the Closing as herein contemplated. Albion has caused to be published in one or more securities manuals recognized by state securities regulatory authorities as set forth on Schedule 4.33 of the Albion
Schedules: (a) the names of Albion's officers and directors, (b) Albion's balance sheet as of a recent practicable date, and (c) a profits and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations.

         Section 4.34          Equity Vehicle

         Albion acknowledges that Aradyme's purpose in entering into this Agreement is to obtain an investment vehicle to enhance Aradyme's opportunities to raise equity capital to assist in the growth of its operations and represents and warrants that Albion knows of no reason, other than requirements of federal, state, and provincial securities law, that would inhibit or impair the ability of Albion to raise equity capital by way of additional stock sales or for a liquid market to develop in Albion Common Stock by trading in the over-the-counter securities market, free from illegal influence or manipulation. Albion knows of no reason why immediately after the transaction herein contemplated, Albion would be restricted by any contract, understanding, commitment, obligation, course of dealing, representation, or other arrangement by Albion or by which Albion is bound, in Albion's choice of:

                  (a)      broker-dealer to market or underwrite its securities;

                  (b) attorney to assist in Albion's compliance with all securities laws and other legal affairs;

                  (c) accountant to audit, review, or compile the financial statements of Albion;

                  (d)      director, officer, employee or agent; or

                  (e) the price at which it may offer its securities for sale to the open market, to any existing stockholder, or to any person, or which would restrict the number, type, or value of any securities to be sold by Albion after the Closing as herein contemplated.

         Section 4.35          Albion Schedules

         Albion has delivered to Aradyme the Albion Schedules referred to in this Article IV, which consist of separate schedules dated as of the date of execution of this Agreement and instruments and data as of such date, all certified by the chief executive officer of Albion as true and correct, containing the information and documents required to be set forth pursuant to this Agreement. Albion shall cause the Albion Schedules, instruments, and data delivered to Aradyme hereunder to be updated after the date hereof and prior to the Closing Date.


                                    ARTICLE V
                              ADDITIONAL AGREEMENTS

         Section 5.01          Affirmative Covenants of Each Party

         Each Party hereby covenants and agrees that, at or prior to the Closing Date, unless otherwise expressly contemplated by this Agreement or consented to in writing by all other Parties, each Party will:

                  (a) continue to operate its business in the ordinary course consistent with past practices;

                  (b) use all reasonable efforts to preserve substantially intact its business organization, maintain its material rights and franchises, retain the services of its respective officers and employees, and maintain its relationships with its material customers and suppliers;

                  (c) maintain and keep its material properties and assets in as good repair and condition as at present, ordinary wear and tear excepted, and maintain supplies and inventories of products based on its customary business practice;

                  (d) use all reasonable efforts to keep in full force and effect insurance and bonds comparable in amount and scope of coverage to that currently maintained; and

                  (e) take all such steps as are commercially reasonable in order to consummate the Merger and all other transactions contemplated hereby, including, without limitation, securing all requisite consents thereto.

         Section 5.02          Negative Covenants of Each Party

         Except as consented to in writing by the other party, from the date of this Agreement until the Closing Date, neither Aradyme nor any Albion will:

                  (a) declare or pay any dividend on, or make any other distribution in respect of, outstanding shares of capital stock;

                  (b) (i) redeem, purchase, or otherwise acquire any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock (other than any such acquisitions directly from such party in exchange for capital contributions or loans), or any options, warrants, or conversion or other rights to acquire any shares of its capital stock or any such securities or obligations (except in connection with the exercise of outstanding stock options in accordance with their terms); (ii) effect any reorganization or recapitalization; (iii) split, combine or reclassify its capital stock; or (iv) issue or authorize or propose the issuance of any other securities in respect of, in lieu of, or in substitution for shares of its capital stock;

                  (c) (i) issue, deliver, award, grant or sell, or authorize or propose the issuance, delivery, award, grant or sale (including the grant of any security interests, liens, claims, pledges, limitations in voting rights, charges, or other encumbrances) of, any shares of any class of its capital stock (including shares held in treasury), any securities convertible into or exercisable or exchangeable for any such shares, or any rights, warrants, or options to acquire any such shares;
         (ii) amend or otherwise modify the terms of any such rights, warrants, or options the effect of which shall be to make such terms more favorable to the holders thereof; or (iii) take any action to accelerate the exercisability of stock options;

                  (d) acquire or agree to acquire, by merging or consolidating with, by purchasing any equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, limited liability company, partnership, association, or other business organization or division thereof, or otherwise acquire or agree to acquire any assets of any other person (other than the purchase of assets from suppliers or vendors in the ordinary course of business and consistent with past practice);

                  (e) sell, lease, exchange, mortgage, pledge, transfer, or otherwise dispose of, or agree to sell, lease, exchange, mortgage, pledge, transfer, or otherwise dispose of, any of its material assets, except for the sale of inventory or other dispositions in the ordinary course;

                  (f) initiate, solicit or encourage (including by way of furnishing information or assistance), or take any other action to facilitate, any inquiries or the making of any proposal relating to, or that may reasonably be expected to lead to, any Competing Transaction (as defined below), or enter into discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain a
         Competing Transaction, or agree to or endorse any Competing Transaction, or authorize or permit any of its officers, directors or employees, or any investment banker, financial advisor, attorney, accountant or other representative retained by such Party, to take any such action, and such Party shall promptly notify the other Party of all relevant terms of any such inquiries and proposals received by it or by any such officer, director, investment banker, financial advisor, attorney, accountant, or other representative relating to any of such matters, and if such inquiry or proposal is in writing, such Party shall promptly deliver or cause to be delivered to the other Party a copy of such inquiry or proposal. For purposes of this Agreement, "Competing Transaction" shall mean any of the following (other than the transactions contemplated by this Agreement) involving a Party hereto:
         (i) any merger, consolidation, share exchange, business combination, or similar transaction; (ii) any sale, lease, exchange, mortgage, pledge, transfer, or other disposition of 20% or more of the assets of a Party hereto, (iii) any tender offer or exchange offer for 20% or more of the outstanding shares of capital stock of a Party hereto or the filing of a registration statement under the Securities Act in connection therewith; (iv) any person having acquired beneficial ownership of, or any group (as such term is defined under Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) having been formed that beneficially owns, or has the right to acquire beneficial ownership of, 20% or more of the outstanding shares of capital stock of a Party hereto; or (v) any public announcement of a proposal, plan, or intention to do any of the foregoing or any agreement to engage in any of the foregoing;

                  (g) release any third party from its obligations, or grant any consent under any existing standstill provision relating to a Competing Transaction or otherwise under any confidentiality or other agreement, or fail to fully enforce any such agreement;

                  (h) adopt or propose to adopt any  amendments  to its articles or certificate of incorporation or bylaws, which would alter the terms of its capital stock or would have an adverse impact on the consummation of the transactions contemplated by this Agreement;

                  (i) (i) change any of its methods of accounting in effect at the date of such Party's Most Recent Financial Statements, or (ii) make or rescind any express or deemed election relating to taxes, settle or compromise any claim, action, suit, litigation, audit, or controversy relating to taxes (except where the amount of such settlements or controversies, individually or in the aggregate, does not exceed $10,000), or change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of the federal income tax returns, if any, for the most recent taxable year, except in each case, as may be required by law or generally accepted accounting principles;

                  (j) incur any obligations for borrowed money or purchase money indebtedness or guarantee, whether or not evidenced by a note, bond, debenture, or similar instrument, except in the ordinary course of business consistent with past practice;

                  (k) enter into any material arrangement, agreement, or contract with any third party that provides for an exclusive arrangement with that third party or is substantially more restrictive on such Party or substantially less advantageous to such Party than arrangements, agreements, or contracts existing on the date hereof;

                  (l) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization, or other material reorganization;

                  (m) pay, discharge, or satisfy any claims, liabilities, or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge, or satisfaction of any such claims, liabilities, or obligations that are (i) not payable to any affiliate of such Party, (ii) reflected on, or reserved against in, or contemplated by, the financial statements (or the notes thereto) of such Party, (iii) incurred in the ordinary course of business consistent with past practice, and (iv) legally required to be paid, discharged, or satisfied;

                  (n) knowingly take or agree to commit to take any action that would make any representation or warranty of such Party contained herein or in such Party's disclosure schedules inaccurate in any respect at, or as of any time prior to, the Closing Date;

                  (o) engage in any transaction with, enter into any agreement, arrangement, or understanding with, or pay any amount to, directly or indirectly, any of such Party's affiliates, including any transactions, agreements, arrangements, or understanding with any affiliate or other person covered under Item 404 of Regulation S-K promulgated under the Securities Act;

                  (p) agree to or approve any commitment, including any authorization for expenditure or agreement to acquire property, other than in the ordinary course of business, obligating such Party for an amount in excess of $10,000;

                  (q) engage in any futures or options trading or be a party to any price or currency swaps, hedges, futures or derivative instruments; or

                  (r) agree in writing or otherwise to do any of the foregoing.

         Section 5.03          Meetings of Stockholders

                  (a) As soon as practicable following the execution and delivery of this Agreement, but in any event within 20 days following such date, Aradyme shall, at a meeting of its stockholders duly called by its board of directors, present for the authorization and approval of its stockholders, in accordance with the applicable provisions of Nevada Law and all applicable federal and state securities laws, this Agreement and the transactions contemplated hereby.

                  (b) As soon as practicable following the execution and delivery of this Agreement, but in any event within 20 days following such date, Albion shall organize Albion Merger Corp. under Utah Law, cause it to issue one share of common stock to Albion, and as the sole stockholder of Albion Merger Corp., cause it to take all action as may be required to authorize Albion Merger Corp. to join in and become a party to a plan of merger setting forth the provisions of this agreement required to be included therein under Nevada Law and Utah Law, in such form as may be mutually acceptable to the Parties and their respective counsel, and to consummate the transactions therein contemplated, including the approval of the Merger by Albion as the sole stockholder of Albion Merger corp. in the manner required by Utah Law.

         Section 5.04          Access and Information

                  (a) Albion shall (i) afford Aradyme and its officers, directors, employees, accountants, consultants, legal counsel, agents, and other representatives (collectively, the "Aradyme Representatives") reasonable access at reasonable times, upon reasonable prior notice, to the officers, directors, employees, agents, properties, offices, and other facilities of Albion and to the books and records thereof; and
         (ii) furnish promptly to Aradyme and Aradyme Representatives such information concerning the business, properties, contracts, records, and personnel of Albion (including, without limitation, financial, operating, and other data and information) as may be reasonably requested, from time to time, by Aradyme or the Aradyme Representatives.

                  (b) Aradyme shall (i) afford to Albion and its officers, directors, employees, accountants, consultants, legal counsel, agents, and other representatives (collectively, the "Albion Representatives"), reasonable access at reasonable times, upon reasonable prior notice, to the officers, directors, employees, accountants, agents, properties, offices, and other facilities of Aradyme (including any subsidiary) and to the books and records thereof; and (ii) furnish promptly to Albion and the Albion Representatives such information concerning the business, properties, contracts, records, and personnel of Aradyme (including any subsidiary) (including, without limitation, financial, operating, and other data and information) as may be reasonably requested, from time to time, by Albion or the Albion Representatives.

                  (c) Notwithstanding the foregoing provisions of this section, no Party shall be required to grant access or furnish information to the other Party to the extent that such access to, or the furnishing of such information, is prohibited by law. No investigation by the Parties hereto made heretofore or hereafter shall affect the representations and warranties of the Parties that are herein contained, and each such representation and warranty shall survive such investigation.

                  (d) The information received pursuant to this Section shall be deemed to be "Confidential Information." Each Party hereto agrees that it will treat in confidence all documents, materials, and other Confidential Information that it shall have obtained regarding the other Party during the course of the negotiations leading to the consummation of the transactions contemplated hereby (whether obtained before or after the date of this Agreement), the investigation provided for herein, and the preparation of this Agreement and other related documents. Such documents, materials, and other Confidential Information shall not be communicated to any third person (other than to a Party's respective counsel, accountants, financial advisors, or lenders) and shall not be used for any purpose to the detriment of the other Party. No Party shall use any Confidential Information in any manner whatsoever except solely for the purpose of evaluating a possible business relationship with the other Party. No Party, Aradyme Representative, or Albion Representative will, during the term of this Agreement or at any time during the two years thereafter, irrespective of the time, manner, or cause of termination of this Agreement, use, disclose, copy, or assist any other person or firm in the use, disclosure, or copying of any documents, materials, or other Confidential Information of the other Party hereto.

         Section 5.05          State Securities Laws

                  (a) Albion shall prepare and file with the SEC a notice on Form D and such other notices or applications as Albion may deem appropriate under applicable state securities laws in connection with the transactions contemplated by this Agreement. Aradyme and Albion shall take any action required to be taken under any applicable federal or state securities laws in connection with the issuance of shares of New Albion Stock in the Merger. Aradyme shall furnish to Albion all information concerning Aradyme and the holders of its capital stock as Albion may reasonably request in connection with such actions. All documents that Albion is responsible for filing with the SEC or any state authority in connection with the transactions contemplated herein shall comply as to form in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder, the Exchange Act and the rules and regulations thereunder, state securities laws, and applicable state laws.

                  (b) The information supplied by Albion for inclusion in the notices or other filings in accordance with Section 5.04(a) shall not, at the time filed, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. If at any time prior to the Effective Time any event or circumstance relating to Albion or any of its affiliates, or its or their respective officers or directors, is discovered by Albion that should be set forth in a supplement or amendment to any notices or other filings in accordance with Section 5.05(a), Albion shall promptly inform Aradyme thereof in writing.

                  (c) The information supplied by Aradyme for inclusion in the notices or other filings in accordance with Section 5.04(b) shall not, at the time filed, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. If at any time prior to the Effective Time any event or circumstance relating to Aradyme or any of its affiliates, or to its respective officers, directors, partners, or managers, is discovered by Aradyme that should be set forth in a supplement or amendment to the notices or other filings in accordance with Section 5.05(a), Aradyme shall promptly inform Albion thereof in writing.

         Section 5.06          Appropriate Action; Consents; Filings

                  (a) Aradyme and Albion shall use and shall cause each of their respective subsidiaries, if any, to use, all reasonable efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper, or advisable under applicable laws or otherwise to consummate and make effective the transactions contemplated by this Agreement, (ii) obtain from any governmental entities any consents, licenses, permits, waivers, approvals, authorizations, or orders required to be obtained or made by Aradyme or Albion or any subsidiary in connection with the authorization, execution, and delivery of this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, the Merger, (iii) make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Merger required under (1) the Securities Act and the Exchange Act and the rules and regulations thereunder, and any other applicable federal or state securities laws, and (2) any other applicable law; provided that, Aradyme and Albion shall cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to each other Party and its advisors prior to such filings and, if requested, shall accept all reasonable additions, deletions, or changes suggested in connection therewith. Aradyme and Albion shall furnish all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable law in connection with the transactions contemplated by this Agreement.

                  (b) Aradyme and Albion agree to cooperate with respect to, and shall cause each of their respective subsidiaries, if any, to cooperate with respect to, and agree to use all reasonable efforts vigorously to contest and resist, any action, including legislative, administrative, or judicial action, and to have vacated, lifted, reversed, or overturned any decree, judgment, injunction, or other order (whether temporary, preliminary, or permanent) (an "Order") of any governmental entity that is in effect and that restricts, prevents, or prohibits the consummation of the Merger or any other transactions contemplated by this Agreement, including, without limitation, by vigorously pursuing all available avenues of administrative and judicial appeal and all available legislative action. Aradyme and Albion also agree to take any and all actions, including, without limitation, the disposition of assets or the withdrawal from doing business in particular jurisdictions, required by regulatory authorities as a condition to the granting of any approvals required in order to permit the consummation of the Merger or as may be required to avoid, lift, vacate, or reverse any legislative or judicial action that would otherwise cause any condition to Closing not to be satisfied; provided, however, that in no event shall Aradyme be required to take any action that would or could reasonably be expected to have a material adverse effect on its business and operations, and Albion shall not be required to take any action that would or could reasonably be expected to have a material adverse effect on its business and operations.

                  (c)
                           (i) Aradyme and Albion shall give any notices to third parties, and use, and cause their respective subsidiaries, if any, to use, all reasonable efforts to obtain any third-party consents (1) necessary, proper, or advisable to consummate the transactions contemplated by this Agreement,
                  (2) otherwise required under any contracts, licenses, leases, or other agreements in connection with the consummation of the transactions contemplated hereby, or (3) required to prevent a material adverse effect from affecting either of their respective business and operations from occurring prior to the Effective Time or a material adverse effect on Albion's business and operations from occurring after the Effective Time.

                           (ii) Aradyme and Albion shall use, and cause their respective subsidiaries, if any, to use, all reasonable efforts to obtain release of any guarantees by any owner of Aradyme of any third-party indebtedness or obligation that will not be paid, discharged, or otherwise satisfied at the Effective Time.

                           (iii) In the  event  that  any  Party  shall  fail to
                  obtain any third-party consent described in subsection (c)(i) above, such Party shall use all reasonable efforts, and shall take any such actions reasonably requested by any other Party, to limit the adverse effect upon Aradyme and Albion, their respective subsidiaries, and their respective businesses, resulting, or that could reasonably be expected to result after the Effective Time, from the failure to obtain such consent.

                  (d) Aradyme and Albion shall promptly notify each other of (i) any material change in its current or future business, assets, liabilities, financial condition, or results of operations, (ii) any complaints, investigations, or hearings (or communications indicating that the same may be contemplated) of any governmental entities with respect to its business or the transactions contemplated hereby, (iii) the institution or the threat of material litigation involving it or any of its subsidiaries, or (iv) any event or condition that might reasonably be expected to cause any of its representations, warranties, covenants, or agreements set forth herein not to be true and correct at the Effective Time. As used in the preceding sentence, "material litigation" means any case, arbitration or adversary proceeding, or other matter that is material to the business and operations of the subject entity, if in existence on the date hereof, or in respect of which the legal fees and other costs to the subject entity might reasonably be expected to exceed $10,000 over the life of the matter.

                  (e) In furtherance of the covenants set forth in this Section 5.06, the Parties acknowledge that Albion filed a registration statement on Form 10-SB under the Exchange Act on October 16, 2002, as amended on Form 10-SB/A on January 24, 2003. Such registration became effective by operation of law on or about December 15, 2002. Albion has not been advised whether its amendment satisfactorily addresses all disclosure issues that have been or may be raised by the staff of the SEC. The Parties will cooperate and proceed with diligence and dispatch to respond to any such staff comments with such additional registration statement amendments, additional reports, supplemental information, or other measures as the Parties, on advice of counsel, may deem prudent by the board of directors of Albion, as the same shall be constituted from time to time.

         Section 5.07          Acquisition of New Albion Stock and New Albion
 Options

         The consummation of this Agreement and the transactions contemplated herein, including the issuance of the New Albion Stock and New Albion Options to the stockholders of Aradyme as contemplated hereby, constitutes the offer and sale of securities under the Securities Act and applicable state securities laws. Such transactions shall be consummated in reliance on exemptions from the registration and prospectus delivery requirements of such statutes that depend, among other items, on the circumstances under which the stockholders of Aradyme acquire such securities.

                  (a) In order to provide documentation for reliance upon exemptions from the registration and prospectus delivery requirements for such transactions, the approval of the Merger and this Agreement by the respective stockholders of Aradyme and/or the delivery of appropriate separate representations indicating their acceptance of, and concurrence in, the following representations and warranties will be required:

                           (i) Each  acknowledges  that  neither the SEC nor the
                  securities commission of any state or other federal agency has made any determination as to the merits of acquiring the New Albion Stock, and that the transactions contemplated herein involve certain risks.

                           (ii) Each has  received and read this  Agreement  and
                  understands the risk related to the consummation of the transactions herein contemplated.

                           (iii) Each has such knowledge and experience in business and financial matters that such party is capable of evaluating the Merger and Albion and its proposed business operations.

                           (iv) Each has been provided with a copy of the Agreement plus all materials and information requested by each or his or her representative, including any information requested to verify any information furnished (to the extent such information is available or can be obtained without unreasonable effort or expense), and each has been provided the opportunity for direct communication with Albion and its representatives regarding the transactions contemplated hereby.

                           (v) All information  that each has provided to Albion
                  or its agents or representatives concerning each of their suitability to hold shares in Albion following the transactions contemplated hereby is complete, accurate, and correct.

                           (vi) Each has not  offered  or sold any  interest  in
                  this Agreement and has no present intention of dividing the New Albion Stock to be received or the rights under this Agreement with others or of reselling or otherwise disposing of any portion of such stock or rights, either currently or after the passage of a fixed or determinable period of time or on the occurrence or nonoccurrence of any predetermined event or circumstance.

                           (vii) Each was at no time  solicited  by any leaflet,
                  public promotional meeting, circular, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicitation in connection with the offer, sale, or purchase of the New Albion Stock through this Agreement.

                           (viii) Each  anticipates  no need in the  foreseeable
                  future to sell the New Albion Stock to be acquired pursuant hereto. Each is able to bear the economic risks of this investment, and consequently, without limiting the generality of the foregoing, is able to hold the New Albion Stock to be received for an indefinite period.

                           (ix) Each  understands  that the New Albion Stock has
                  not been registered, but is being acquired by reason of a specific exemption under the Securities Act as well as under certain state securities laws for transactions by an issuer not involving any public offering, and that any disposition of the New Albion Stock may, under certain circumstances, be inconsistent with this exemption and may make the holder who disposes of such stock an "underwriter" within the meaning of the Securities Act. It is understood that the definition of "underwriter" focuses upon the concept of "distribution," and that any subsequent disposition of the subject New Albion Stock can only be effected in transactions that are not considered distributions.

                           (x) Each  acknowledges  that the shares of New Albion
                  Stock must be held and may not be sold, transferred, or otherwise disposed of for value unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Albion is under no obligation to register the New Albion Stock under the Securities Act. If Rule 144 is available (and no assurance is given that it will be except as expressly set forth in this Agreement), after one year and prior to two years following the Effective Date, only routine sales of such New Albion Stock in limited amounts can be made in reliance upon Rule 144 in accordance with the terms and conditions of that rule. Albion is under no obligation to the stockholders of Aradyme to make Rule 144 available, except as may be expressly agreed to by it in writing in this Agreement, and in the event Rule 144 is not available,
                  compliance  with   Regulation  A  or  some  other   disclosure
                  exemption  may be  required  before  such  persons  can  sell, transfer, or otherwise dispose of such New Albion Stock without registration under the Securities Act. Albion's registrar and transfer agent will maintain a stop-transfer order against the registration of transfer of the New Albion Stock, and the certificate representing the New Albion Stock will bear a legend in substantially the following form so restricting the sale of such securities:

                           The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and are "restricted securities" within the meaning of Rule 144 promulgated under the Securities Act. The securities have been acquired for investment and may not be sold or transferred without complying with Rule 144 in the absence of an effective registration or other compliance under the Securities Act.

                           (xi) Each  acknowledges  that  Albion  may  refuse to
                  register transfer shares of the New Albion Stock in the absence of compliance with Rule 144 unless the holder furnishes the issuer with a "no-action" or interpretive letter from the SEC or an opinion of counsel reasonably acceptable to Albion stating that the transfer is proper. Further, unless such letter or opinion states that the shares of New Albion Stock are free of any restrictions under the Securities Act, the issuer may refuse to transfer the New Albion Stock to any transferee who does not furnish in writing to the issuer the same representations and agree to the same conditions with respect to such New Albion Stock as set forth herein. The issuer may also refuse to transfer the New Albion Stock if any circumstances are present reasonably indicating that the transferee's representations are not accurate.

                  (b) In order to more fully document reliance on the exemptions as provided herein, Aradyme shall cause each of its stockholders to execute and deliver to Albion, at or prior to the Closing, such further letters of representation, acknowledgment, suitability, or the like, as Albion and its counsel may reasonably request in connection with reliance on exemptions from registration under such securities laws.

                  (c) Each Party acknowledges that the basis for relying on exemptions from registration or qualifications are factual, depending on the conduct of the various parties, and that no legal opinion or other assurance will be required or given to the effect that the transactions contemplated hereby are in fact exempt from registration or qualification.

         Section 5.08          No Representation Regarding Tax Treatment

         Except for the  representations  and  warranties  set forth in Sections
3.10 and 4.11, no representation or warranty is being made or legal opinion given by any Party to any other regarding the treatment of this transaction for federal or state income taxation. Although this transaction has been structured in an effort to qualify for treatment under Section 368(a)(1)(A) and Section 368(a)(2)(D) of the Code, there is no assurance that any part of this transaction in fact meets the requirements for such qualification. Each Party has relied exclusively on its own legal, accounting, and other tax advisors regarding the treatment of this transaction for federal and state income taxes and on no representation, warranty, or assurance from any other Party or such other Party's legal, accounting, or other advisor.

         Section 5.09          Public Announcements

         Neither Party shall issue any press release or otherwise make any public statements with respect to the Merger without the approval of the other
Party. The public announcement of the execution and delivery of this Agreement shall be a joint press release of Aradyme and Albion and shall be accompanied by Albion's filing on the same day of a current report on Form 8-K containing such release or the substance thereof.

         Section 5.10          Reorganization of the Board of Directors;
 Appointment of Officers

         The board of directors of Albion shall be reorganized to consist of James Spencer, Kirk Tanner, Merwin Rasmussen, and Dan Faust, to become effective on the Effective Time subject to compliance with Section 14(f) of the Exchange Act. In order to effectuate such reorganization, at the request of Aradyme Albion shall either (a) cause its current directors to tender their resignations as directors, effective upon acceptance by the board of directors, so the other directors can accept each such resignation and appoint one of the above designees to fill the resulting vacancy in a series, so that the entire board of directors can be changed without the necessity of holding a stockholder meeting, or (b) elect new directors by majority written consent of the stockholders, subject to compliance with Section 14(c) of the Exchange Act and Schedule 14C promulgated thereunder. Albion shall be responsible for preparing and filing such reports and notices of the foregoing as may be required under Section 14(f) of the Exchange Act. If the above newly-appointed directors do not take office at the Effective Time, after the Effective Time and until the time the newly-appointed directors take office as directors in accordance with the provisions of Section 14(f) of the Exchange Act, Albion shall continue to comply with the covenants set forth in Sections 5.01 and 5.02, unless such failure of compliance is waived in writing by the board of directors of the Surviving Corporation. The reorganized board of directors shall appoint James Spencer as chief executive officer and Merwin Rasmussen as chief financial officer and secretary.

         Section 5.11 Restriction on Resale of Albion Stock by Incumbent Albion Officers and Directors

         Albion shall obtain the written undertakings and assurances, in form reasonably satisfactory to Aradyme, of each person who has served since December 31, 2001, or who will serve at any time prior to the Effective Time, as an officer or director of Albion that they will not sell publicly any Albion Stock owned, of record or beneficially, by them for a period of 20 days following the Effective Time. The delivery of such written undertakings and assurances at or prior to the Closing shall be a condition precedent to the obligation of Aradyme to Close the transactions contemplated by this Agreement.

         Section 5.12          Corporate Organization, Status and Authorized
 Shares

         Immediately following the Closing, the Parties shall take such actions as may be necessary to change the name of Albion to "Aradyme Corporation," or such similar name as may be determined by the board of directors, to change the corporate domicile from Delaware to Utah, and to recommend to the stockholders that the number of authorized common shares be increased to 24,000,000 or such other number as the board of directors may deem appropriate. Pending effectiveness of a change of domicile, the Parties shall take such actions as may be necessary to permit Albion to do business under the name of "Aradyme" or such similar name as may be approved by the board of directors.

         Section 5.13 Possible Additional Company Reports or Amendments or Comments Thereon

         Albion shall obtain the written undertakings and assurances, in form reasonably satisfactory to Aradyme, of each person who has served as an officer and directors of Albion since December 31, 2001, to participate, assist, and cooperate, without compensation, in responding to inquiries, comments, requirements, or questions from any governmental authority or self-regulatory authority respecting previous filings, or to file additional periodic reports under Sections 13, 14, or 15(d) of the Exchange Act, including any reports for any period prior to the Effective Time. The delivery of such written undertakings and assurances at or prior to the Closing shall be a condition precedent to the obligation of Aradyme to Close the transactions contemplated by this Agreement.

                                   ARTICLE VI
                               CLOSING CONDITIONS

         Section 6.01          Conditions Precedent to Aradyme's Obligation to
 Close

                  (a) Each director and officer and each of the stockholders holding beneficially or of record more than 5% of the issued and outstanding common stock of Albion shall have delivered to Aradyme an instrument, in form and substance satisfactory to Aradyme, dated the Closing Date, releasing Albion and Aradyme from any and all claims of such director, officer, or stockholder against Albion, and any and all obligations of Albion to such director, officer, or stockholder.

                  (b) Aradyme shall have received satisfactory evidence that all existing agreements between Albion and any stockholder, any relative of any director, officer, broker, underwriter, employee, agent, or any stockholder, and any affiliates of the stockholder shall have been canceled effective prior to the Closing.

                  (c) Albion shall have maintained its listing on the Nasdaq OTC Electronic Bulletin Board.

                  (d) There shall not be any action taken, or any statute, rule, regulation, or order enacted, entered, enforced, or deemed applicable to the transaction contemplated hereby, by any governmental entity in connection with the grant of a regulatory approval necessary, in the reasonable business judgment of Albion, to the continuing operation of the current or future business of the combined enterprises, which imposes any condition or restriction upon Albion or its proposed future business or operations that, in the reasonable business judgment of Aradyme, would be materially burdensome in the context of the transactions contemplated by this Agreement.

                  (e) Albion shall not have received notice of or otherwise have knowledge of any pending inquiry, matter under investigation, formal order of investigation, or other possible enforcement action from the SEC or any provincial or state securities or other regulatory authority involving or possibly involving, whether or not actually threatened, any violation of any law administered by such agency or authority by either Albion or any of its present or former affiliates or persons acting in concert with any of them.

                  (f)  Aradyme   shall  have  received  the   undertakings   and
         assurances required to be furnished pursuant to the provisions of Sections 5.11 and 5.13.

                  (g)  The   provisions   of  any   applicable   law  under  the
         jurisdiction under which Albion is incorporated relating to the acquisition of a controlling interest in a corporation incorporated in that state are inapplicable to Albion or the transaction contemplated by this Agreement.

         Section 6.02 Third-Party Conditions to Obligations of the Parties under this Agreement

         The respective obligations of the Parties to effect the Merger and the other transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing Date of the following conditions, any or all of which may be waived in writing by the Parties hereto, in whole or in part, to the extent permitted by applicable law:

                  (a) The Notice on Form D shall have been filed with the SEC and such agencies under applicable state laws that require notice filing.

                  (b) As required under Nevada Law, this Agreement and the Merger shall have been approved and adopted by the requisite vote of the stockholders of Aradyme.

                  (c) No governmental entity or federal or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced, or entered any statute, rule, regulation, executive order, decree, injunction, or other order (whether temporary, preliminary, or permanent) that is in effect and that has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

         Section 6.03          Additional Conditions to Obligations of the
 Parties

         The obligations of each Party to effect the Merger and the other transactions contemplated hereby are also subject to the satisfaction at or prior to the Closing Date of the following conditions, any or all of which may be waived in writing by the other Party, in whole or in part, to the extent permitted by applicable law:

                  (a) Each of the representations and warranties of the other Party contained in this Agreement shall be true and correct as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date). Each Party shall have received a certificate of the president and the chief financial officer, or substantially equivalent authority of the other Party, dated the Closing Date, to such effect.

                  (b) Each Party shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date. Each Party shall have received a certificate of the president and the chief financial officer, or substantially equivalent authority of the other Party, dated the Closing Date, to such effect.

                  (c) Since the date of this Agreement, there shall have been no change, occurrence, or circumstance in the current or future business, assets, liabilities, financial condition, or results of operations of the other Party having or reasonably likely to have, individually or in the aggregate, an Albion Material Adverse Effect or Aradyme Adverse Effect, as the case may be. Each Party shall have received a certificate of the president and the chief financial officer, or substantially equivalent authority of the other Party, dated the Closing Date, to such effect.

                  (d) There shall not have been any action taken, or any statute, rule, regulation, or order enacted, entered, enforced, or deemed applicable to the Merger, by any governmental entity in connection with the grant of a regulatory approval necessary, in the reasonable business judgment of either Party, to the continuing operation of the current or future business of Albion or which imposes any condition or restriction upon the other Party, its business, or operations that, in the reasonable business judgment of such Party, would be materially burdensome in the context of the transactions contemplated by this Agreement.

                  (e) The number of shares of Aradyme Stock, for which valid notices of intention to demand payment pursuant to the applicable provisions of Nevada Law have been provided and remain outstanding immediately prior to the effectiveness of the Merger, does not exceed that number of shares that, if converted in accordance with the terms of this Agreement, would constitute more than 5% of the total number of shares of New Albion Stock issuable at the Effective Time.

                                   ARTICLE VII
                REGISTRATION OF TRANSACTIONS IN NEW ALBION STOCK

         Section 7.01          Registrable Shares

         For purposes of this Agreement, "Registrable Shares" shall mean the shares of Albion Common Stock issued in connection with the Merger and any shares of Albion Common Stock issued upon the conversion of New Albion Preferred Stock or exercise of New Albion Options that are converted or exercised prior to the filing of the Registration Statement (as defined below) until such time as:

                  (a) such shares have been effectively registered under the Securities Act and sold in accordance with the registration statement covering the transaction;

                  (b) counsel to the Company renders an opinion to the Holders of such shares to the effect that such securities can be sold without restriction in the absence of registration under the Securities Act (subject to such counsel and opinion being reasonably satisfactory to Holder and its counsel); or

                  (c) counsel to the Holders of such shares renders an opinion to the Company to the effect that such securities can be sold without restriction in the absence of registration under the Securities Act (subject to such counsel and opinion being reasonably satisfactory to the Company and its counsel).

         Section 7.02.         Demand Registration

                  (a) One or more owners of Registrable Shares (a "Holder" or "Holders") of not less than 20% of the Registrable Shares ("Initiating Holders") then outstanding may request at any time after the Effective Time registration by Albion under the Securities Act of resale of all or a part of such Holder's Registrable Shares (a "Demand Registration").

                  (b) Notwithstanding subsection (a) above or anything else herein to the contrary, Albion shall not be obligated to effect more than one registration pursuant to this Article VII; provided, however, that any registration requested pursuant to this Article VII will not be deemed to have been effected (i) unless it has become effective and remained effective for the lesser of (1) the period necessary to complete the sale or disposition of the Registrable Shares covered by such Registration Statement, or (2) 180 days after the effective date of such Registration Statement, except with respect to any Registration Statement filed pursuant to Rule 415 under the Securities Act, in which case Albion shall use its best efforts to keep such Registration Statement effective until such time as all of the Registrable Shares cease to be Registrable Shares; (ii) if, after it has become effective, such registration is interfered with by any stop order, injunction, or other order or requirement of the SEC or other governmental agency or court for any reason not attributable to the selling Holders and has not thereafter become effective, or (iii) if the conditions to closing specified in the underwriting agreement, if any, entered into in connection with such registration are not satisfied or waived, other than solely by reason of a failure on the part of the selling Holders; provided, further, that any such registration that does not become effective after Albion has filed a Registration Statement in accordance with the provisions of this Section 7.02 solely by reason of the refusal to proceed of the Holder or Holders who have requested the Demand Registration pursuant to subsection (a) above, including failure to comply with the provisions of this Agreement (other than any refusal to proceed based upon the advice of counsel to such Holder or Holders that the Registration Statement, or the prospectus contained therein, contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, or that such Registration Statement or such prospectus, or the distribution contemplated thereby, otherwise violates or would, if such distribution using such prospectus took place, violate any applicable state or federal securities law) shall be deemed to have been effected by Albion at the request of such Holder or Holders.

                  (c) Notwithstanding subsection (a) above or anything else herein to the contrary, it is hereby agreed that a Demand Registration must cover no less than 50% of the Registrable Shares then outstanding. In the event a Holder requests that Albion effect a Demand Registration pursuant to this Section 7.02, Albion will (i) promptly give notice of the proposed registration to all other Holders, and (ii) use its reasonable best efforts to effect the registration of the Registrable Shares specified in the request, together with the Registrable Shares of any other Holder joining in such request as are specified in a written request received by Albion within 20 days after receipt of the notice referred to in clause (i) above.

                  (d) If the managing underwriter in any registration effected under this Section 7.02 advises Albion that, in its reasonable opinion, the number of securities requested to be included in such registration exceeds the number that can be sold in such offering within a price range acceptable to the Holders of 66-2/3% of the Registrable Shares requested to be included in such registration, Albion, except as provided in the following sentence, will include in such registration, to the extent of the number and type that Albion is so advised can be sold in such offering, Registrable Shares requested to be included in such registration, pro rata among the Holders requesting such registration on the basis of the estimated gross proceeds from the sale thereof. If the total number of Registrable Shares requested to be included in such registration cannot be included as provided in the preceding sentence, holders of Registrable Shares requesting registration thereof pursuant to this Section 7.02, representing not less than 33-1/3% of the Registrable Shares with respect to which registration has been requested and constituting not less than 66-2/3% of the Initiating Holders, shall have the right to withdraw the request for registration by giving written notice to Albion within 20 days after receipt of such notice by Albion and, in the event of such withdrawal, such request shall not be counted for purposes of the requests for registration to which holders of Registrable Shares are entitled pursuant to this Section 7.02.

         Section 7.03          Participatory Registration

         If Albion proposes to register any of its securities under the Securities Act other than (a) under employee compensation or benefit programs on Form S-8, (b) an exchange offer or an offering of securities solely to the existing stockholders or employees of Albion, or (c) securities to be issued in a transaction described in Rule 145(a) promulgated under the Securities Act, whether or not for sale for its own account, and the registration form to be used may be used for the registration of Registrable Shares, Albion will give prompt written notice to Holders of Registrable Shares of its intention to effect such a registration and will include in such registration all Registrable Shares with respect to which Albion has received written requests for inclusion therein within 15 days after the receipt of Albion's notice (a "Participatory Registration"). Albion shall use its reasonable best efforts to cause the managing underwriters of a proposed underwritten offering to permit the Registrable Shares requested to be included in the Registration Statement (or Registration Statements) for such offering to be included therein on the same terms and conditions as any similar securities of Albion included therein. Notwithstanding the foregoing, if Albion gives notice of such a proposed registration, the total number of Registrable Shares that shall be included in such registration shall be reduced pro rata (on the basis of the estimated proceeds from the sale thereof) to such number, if any, as in the reasonable opinion of the managing underwriters of such offering would not adversely affect the marketability or offering price of all of the securities proposed to be offered by Albion in such offering; provided however, that (i) if such Participatory Registration is incident to a primary registration on behalf of Albion, the securities to be included in the Registration Statement (or Registration Statements) for any person other than the Holders and Albion shall be first reduced prior to any such pro rata reduction, and (ii) if such Participatory Registration is incident to a secondary registration on behalf of Holders of securities of Albion, the securities to be included in the
Registration Statement (or Registration Statements) for any person not exercising Demand Registration rights other than the Holders shall be first reduced prior to any such pro rata reduction; provided, further, that if the Holders have made a request under this Section 7.03 and all of the Registrable Shares of the Holders cannot be included in the Registration Statement(s) under the terms of such section, the total number of Registrable Shares of the Holders that shall be included in such registration shall be reduced pro rata to such number, if any, as in the reasonable opinion of the managing underwriters of such offering would not adversely affect the marketability or offering price of all of the securities proposed to be offered by Albion in such offering. Subject to any applicable underwriting agreement, any Holder of Registrable Shares may withdraw at any time any Registrable Shares registered under this Section 7.03. No registration effected under this Section 7.03 shall relieve Albion of its obligation to effect any registration upon request under Section 7.02.

         Section 7.04          Required Registration

         Whenever Albion has an obligation under this Article VII to register shares of Albion Common Stock, Albion shall prepare and file with the SEC as soon as practicable and use its commercially reasonable best efforts to effect all such registrations, qualifications, and compliances (including obtaining appropriate qualifications under applicable state securities laws and compliance with any other applicable governmental requirements or regulations) as any selling Holder may reasonably request and that would permit or facilitate the sale of Registrable Shares, provided, however, that Albion shall not be required in connection therewith to qualify to do business or to file a general consent to service of process in any such state or jurisdiction.

         Section 7.05          Effectiveness; Suspension Right

         Albion will use its use its commercially reasonable best efforts to cause each Registration Statement to become effective under the Securities Act (including the filing of any amendments or other documents necessary for such effectiveness) and to maintain the effectiveness of Registration Statement and other applicable registrations, qualifications, and compliances and from time to time will amend or supplement each Registration Statement and the prospectus contained therein as and to the extent necessary to comply with the Securities Act, the Exchange Act, and any applicable state securities statute or regulation, subject to the following limitations and qualifications:

                  (a) Following such date as each Registration Statement is first declared effective, the Holders will be permitted to offer and sell the Registrable Shares registered therein during the registration effective period in the manner described in the Registration Statement, provided that the Registration Statement remain effective and have not been suspended.

                  (b) Notwithstanding any other provision of this Article VII, Albion shall have the right at any time to require that all Holders suspend further open market offers and sales of Registrable Shares pursuant to the Registration Statement whenever, and for so long as, in the reasonable judgment of Albion, upon written advice of counsel, there is in existence material undisclosed information or events with respect to Albion (the "Suspension Right"). In the event Albion exercises the Suspension Right, such suspension will continue for the period of time reasonably necessary for disclosure to occur at the earliest time that such disclosure would not have a material adverse effect on Albion, as determined in good faith by Albion after consultation with counsel, provided that the holders of Registrable Shares will be afforded the right to effect open market offers and sales of Registrable Shares for a minimum of 15 trading days during each calendar quarter; provided, further, that any such suspension shall apply only for so long as "affiliates" (as defined in Rule 501 under the Securities Act) of Albion are restricted from selling shares of Albion Common Stock; provided further that the one-year registration period will be extended by a period of time equal to the aggregate of all such periods of suspension by Albion under this Section 7.05. Albion will promptly give the Holders written notice of any such suspension and will use its best efforts to minimize the length of the suspension.

         Section 7.06          Expenses

         The  costs and  expenses  to be borne by Albion  for  purposes  of this
Article VII shall include printing expenses (including a reasonable number of prospectuses for circulation by the selling Holders), legal fees and disbursements of counsel for Albion, legal and other expenses associated with compliance with state securities laws, accounting fees and filing fees, but shall not include underwriting commissions or similar charges, legal fees (if any) and disbursements of counsel for the selling Holders.

         Section 7.07          Indemnification

                  (a) To the extent permitted by law, Albion will indemnify and hold harmless each Holder, any underwriter (as defined in the Securities Act) for such Holder, its officers, directors, stockholders or partners, and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions, or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained or incorporated by reference in the Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state or incorporate by reference therein a material fact required to be stated or incorporated by reference therein, or necessary to make the statements included or incorporated by reference therein not misleading, or (iii) any violation or alleged violation by Albion of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and Albion will pay to each such Holder (and its officers, directors, stockholders or partners), underwriter, or controlling person any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 7.07(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of Albion (which consent may not be unreasonably withheld); nor shall Albion be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished by any such Holder expressly for use in the Registration Statement, or a Violation that would not have occurred if such Holder had delivered to the purchaser the version of the prospectus most recently provided by Albion to the Holder as of a date prior to such sale.

                  (b) To the  extent  permitted  by law,  each  selling  Holder, severally and not jointly, will indemnify and hold harmless Albion, each of its directors, each of its officers who has signed the Registration Statement, each person, if any, who controls Albion within the meaning of the Securities Act, any underwriter, any other Holder selling securities pursuant to the Registration Statement, and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as, and only to the extent that, such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation (which includes without limitation the failure of the Holder to comply with the prospectus delivery requirements under the Securities Act and the failure of the Holder to deliver the most current prospectus provided by Albion prior to the date of such sale), in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in the Registration
         Statement or such Violation is caused by the Holder's failure to deliver to the purchaser of the Holder's Registrable Shares a prospectus (or amendment or supplement thereto) that had been made available to the Holder by Albion prior to the date of the sale; and each such Holder will pay any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this
         Section 7.07(b) in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 7.07(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld. The aggregate indemnification and contribution liability of each Holder under this Section 7.07(b) shall not exceed the net proceeds received by such Holder in connection with sale of shares pursuant to the Registration Statement.

                  (c) Each person entitled to indemnification under this Section
         7.07 (the "Indemnified Party") shall give notice to the Party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought and shall permit the Indemnifying Party to assume the defense of any such claim and any litigation resulting therefrom, provided that counsel for the Indemnifying Party who conducts the defense of such claim or any litigation resulting therefrom shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such Party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 7.07 unless the Indemnifying Party is materially prejudiced thereby. No Indemnifying Party, in the defense of any such claim or litigation, shall (except with the consent of each Indemnified Party) consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

                  (d) To the extent that the indemnification provided for in this Section 7.07 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the Parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

         Section 7.08          Procedures for Sale of Shares under Registration
 Statement

                  (a) If any Holder shall propose to sell (which may include an intent to sell over a specific period) Registrable Shares pursuant to the Registration Statement, it shall notify Albion of its intent to do so (including the proposed manner and timing of all sales) at least one full trading day prior to such sale, and the provision of such notice to Albion shall conclusively be deemed to reestablish and reconfirm an agreement by such Holder to comply with the registration provisions set forth in this Agreement. Unless otherwise specified in such notice, such notice shall be deemed to constitute a representation that any information previously supplied by such Holder expressly for inclusion in the Registration Statement (as the same may have been superseded by subsequent such information) is accurate as of the date of such notice. At any time within such one trading-day period, Albion may refuse to permit the Holder to resell any Registrable Shares pursuant to the Registration Statement; provided, however, that in order to exercise this right, Albion must deliver a certificate in writing to the Holder to the effect that a delay in such sale is necessary because a sale pursuant to the Registration Statement in its then-current form without the addition of material, nonpublic information about Albion, could constitute a Violation of the federal securities laws. Notwithstanding the foregoing, Albion will ensure that in any event the Holders shall have at least 15 trading days (prorated for partial quarters) available to sell Registrable Shares during each calendar quarter (or portion thereof) until the expiration of the Registration Statement effective period.

                  (b) For any offer or sale of any of the Registrable Shares by a Holder in a transaction that is not exempt under the Securities Act, the Holder, in addition to complying with any other federal securities laws, shall deliver a copy of the final prospectus (including any amendment of or supplement to such prospectus) of Albion covering the Registrable Shares in the form furnished to the Holder by Albion to the purchaser of any of the Registrable Shares on or before the settlement date for the purchase of such Registrable Shares.

                  (c) Subject to the provisions of this Section 7.08, when a Holder is entitled to sell and gives notice of its intent to sell Registrable Shares pursuant to the Registration Statement, Albion shall, within two trading days following the request, furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Shares, such prospectus shall not as of the date of delivery to the Holder include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statement therein not misleading or incomplete in the light of the circumstances then existing.

         Section 7.09          Transferability of Registration Rights

         The rights under this Article VII are not transferable except (a) a transfer by will or intestacy, (b) estate planning transfers consisting of gifts to the spouse or issue of the transferee and transfers to trusts for the benefit of the spouse or issue of the transferee, (c) a transfer to the constituent partners of a Holder that is a partnership as part of a pro rata distribution of the shares of Albion Common Stock held by such partnership so long as all such transferees appoint a single representative as their attorney-in-fact for the purpose of receiving any notices and exercising their rights under this Article VII, or (d) with the written consent of Albion.

                                  ARTICLE VIII
                        TERMINATION, AMENDMENT AND WAIVER

         Section 8.01          Termination

         This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of this Agreement and the Merger by the stockholders of Aradyme in such case when approval is required:

                  (a)      by mutual consent of Aradyme and Albion;

                  (b) by either Party, upon a material breach of any representation, warranty, covenant, or agreement on the part of the other Party set forth in this Agreement such that the conditions set forth in Section 6.03(a) or Section 6.03(b) of this Agreement, as the case may be, would be incapable of being satisfied by February 28, 2003 (or as otherwise extended as described in section (d) of this Section 8.01); provided that, in any case, a willful breach shall be deemed to cause such condition as to be incapable of being satisfied for purposes of this Section 8.01(b);

                  (c) by either Party, if there shall be any Order, which is final and nonappealable, preventing the consummation of the Merger, except if the Party relying on such Order to terminate this Agreement has not complied with its obligations under Section 5.06(b) of this Agreement;

                  (d) by either Party, if the Merger shall not have been consummated before February 28, 2003; provided, however, that this Agreement may be extended by written notice of the other Party to a date not later than March 31, 2003, if the Merger shall not have been consummated as a direct result of either Party having failed by March 31, 2003, to receive all required regulatory approvals or consents with respect to the Merger; or

                  (e) by Albion  or  Aradyme  if this  Agreement  shall  fail to receive the requisite vote for approval and adoption by the stockholders of Aradyme that would be entitled to receive an aggregate of 5% of the aggregate Closing shares.

The right of the Parties  hereto to terminate  this  Agreement  pursuant to this
Section 8.01 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of either Party hereto, any person controlling such Party, or any of its officers, directors, managers, partners, representatives, or agents, whether prior to or after the execution of this Agreement.

         Section 8.02          Effect of Termination

         Except as provided in Section 8.05 or Section 9.01 of this Agreement, in the event of the termination of this Agreement pursuant to Section 8.01, this Agreement shall forthwith become void, there shall be no liability on the part of one Party to the other Party to consummate the transaction contemplated by this Agreement, and all rights and obligations of either Party hereto shall cease, except that nothing herein shall relieve the other Party of any liability for any breach of such Party's covenants or agreements contained in this Agreement or any willful breach of such Party's representations or warranties contained in this Agreement.

         Section 8.03          Amendment

         This Agreement may be amended by the Parties hereto by action taken by or on behalf of their respective boards of directors, general partner(s), manager(s), or other governing body at any time prior to the Effective Time; provided, however, that, after approval of the Merger by the stockholders of a Party, no amendment, which under applicable law may not be made without the approval of the stockholders of such Party, may be made without such approval. This Agreement may not be amended except by an instrument in writing signed by both Parties hereto.

         Section 8.04          Waiver

         At any time prior to the Effective Time, either Party hereto may extend the time for the performance of any of the obligations or other acts of the other Party, waive any inaccuracies in the representations and warranties of the other Party contained herein or in any document delivered pursuant hereto, and waive compliance by the other Party with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by Parties.

         Section 8.05          Fees, Expenses and Other Payments

                  (a) Except as provided in Section 8.05(c) of this Agreement, in the event the Merger is not consummated, all "expenses" (as defined in subsection (b) of this Section 8.05) incurred by the Parties hereto shall be borne solely and entirely by the Party that has incurred such expenses.

                  (b) "Expenses" as used in this Agreement shall include all out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a Party hereto and its affiliates) incurred by a Party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution, and performance of this Agreement, the preparation, printing, filing, and mailing of communications to stockholders, the solicitation of approvals of stockholders, and all other matters related to the consummation of the transactions contemplated hereby.

                  (c) Albion agrees that, if this Agreement is terminated pursuant to Section 8.01(b) and (i) such termination is the result of a willful breach of any representation, warranty, covenant, or agreement of Albion contained herein, (ii) Albion shall have had contacts or entered into negotiations relating to a Competing Transaction (as defined in Section 8.05(f)) prior to or on the date of termination of this Agreement, and (iii) within 12 months after the date of termination of this Agreement, and with respect to any person or group with whom the contacts or negotiations referred to in clause (ii) have occurred, a Business Combination (as defined in Section 8.05(f)) shall have occurred or Albion shall have entered into a definitive agreement providing for a Business Combination, then Albion shall pay $30,000 to Aradyme, which amount is inclusive of all of Aradyme's expenses.

                  (d) Aradyme agrees that if this Agreement is terminated pursuant to Section 8.01(b) and (i) such termination is the result of a willful breach of any representation, warranty, covenant, or agreement of Aradyme contained herein, (ii) Aradyme shall have had contacts or entered into negotiations relating to a Competing Transaction (as defined in Section 8.05(f)) prior to or on the date of termination of this Agreement, and (iii) within 12 months after the date of termination of this Agreement, and with respect to any person or group with whom the contacts or negotiations referred to in clause (ii) have occurred, a Business Combination (as defined in Section 8.05(f)) shall have occurred or Aradyme shall have entered into a definitive agreement providing for a Business Combination, then Aradyme shall pay to Albion $30,000, which amount is inclusive of all of Albion's expenses.

                  (e) Any payment required to be made pursuant to Section 8.05(c) or Section 8.05(d) of this Agreement shall be made as promptly as practicable, but not later than three business days after termination of this Agreement, and shall be made by wire transfer of immediately available funds to an account designated by Albion or Aradyme, as the case may be, except that any payment to be made as the result of an event described in Section 8.05(c)(iii) or Section 8.05(d)(iii) shall be made as promptly as practicable, but not later than three business days after the occurrence of the Business Combination or the execution of the definitive agreement providing for a Business Combination.

                  (f)      For purposes of this Section 8.05:

                           (i) The term  "Business  Combination"  means a merger
                  (other than pursuant to this Agreement), share exchange, business combination, or similar transaction involving Albion or Aradyme, a sale, lease, exchange, transfer, or other disposition of 20% or more of the assets of Albion or Aradyme, taken as a whole, in a single transaction or a series of transactions, or the acquisition, by a person (other than Aradyme or any affiliate thereof) or group (as such term is defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of 20% or more of the Albion or Aradyme Stock, as the case may be, whether by tender or exchange offer or otherwise.

                           (ii) The term "Competing  Transaction" shall mean any
                  of the following (other than the transactions contemplated by this Agreement) involving a Party hereto: (1) any consolidation, merger, share exchange, business combination, or similar transaction; (2) any sale, lease, exchange, mortgage, pledge, transfer, or other disposition of 20% or more of the assets of a Party hereto and its subsidiaries, if any, taken as a whole, (3) any tender offer or exchange offer for 20% or more of the outstanding shares of capital stock of a Party hereto or the filing of a registration statement under the Securities Act in connection therewith; (4) any person (other than stockholders of Aradyme or Albion as of the date of this Agreement) having acquired beneficial ownership of, or any group (as such term is defined under Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) having been formed that beneficially owns, or has the right to acquire beneficial ownership of, 20% or more of the outstanding shares of capital stock of a Party hereto; or
                  (5) any public announcement of a proposal, plan, or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

                                   ARTICLE IX
                               GENERAL PROVISIONS

         Section 9.01 Effectiveness of Representations, Warranties and Agreements; Survival

                  (a) Prior to the execution of this Agreement, both of the Parties have made available to each other the opportunity to review any disclosures made pursuant to this Agreement and other information available in accordance with the provisions of Section 5.04. Each Party has been afforded the opportunity to engage its own attorneys, accountants, and other advisors to assist in the review of such schedules and other information and has made its own decision respecting the extent to which such party has engaged such attorneys, accountants, and other advisors. Except as set forth in Section 9.01(b) of this Agreement, the representations, warranties, and agreements of each Party hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the other Party hereto, any person controlling such Party, or any of its officers, directors, managers, partners, representatives, attorneys, accountants, or agents, whether prior to or after the execution of this Agreement.

                  (b) The representations, warranties, and agreements in Sections 3.10 and 4.11 of this Agreement shall survive the Closing for a period of six years. The covenants set forth in Section 5.04(d) shall survive the termination of this Agreement.

         Section 9.02          Notices

         All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given upon receipt, if delivered personally or by air courier, or mailed by registered or certified mail (postage prepaid, return receipt requested), to the Parties at the following addresses (or at such other address for a Party as shall be specified by like changes of address) or sent by electronic transmission to the telecopier number specified below (to be followed promptly by personal or air courier delivery or mailing as hereinafter provided):

(a)      If to Aradyme, to:                 Aradyme Development Corporation
                            Attention: James Spencer
                          677 East 700 South, Suite 201
                             American Fork, UT 84003
                            Facsimile (801) 756-9518

                 with copy to:            Kruse, Landa, Maycock & Ricks, L.L.C.
                                            Attn: James R. Kruse
                                            Eighth Floor, Bank One Tower
                                            50 West Broadway (300 South)
                                            Salt Lake City, UT  84101-2034
                                            Facsimile (801) 531-7091

         (b)      If to Albion, to:         Albion Aviation, Inc.
                                            Attention:  Jehu Hand
                            24351 Pasto Road, Suite B
                                            Dana Point, CA  92629
                            Facsimile (949) 489-0034

         Section 9.03          Certain Definitions

         For the purposes of this Agreement:

                  (a) The term "affiliate" means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person.

                  (b) A person shall be deemed a "beneficial owner" of or to have "beneficial ownership" of Albion Stock or Aradyme Stock, as the case may be, in accordance with the interpretation of the term "beneficial ownership" as defined in Rule 13d-3 under the Exchange Act, as in effect on the date hereof; provided that, a person shall be deemed to be the beneficial owner of, and to have beneficial ownership of, Albion Stock or Aradyme Stock, as the case may be, that such person or any affiliate of such person has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement, or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise.

                  (c) The term "business day" means any day other than a day on which banks in the state of Delaware are authorized or obligated to be closed.

                  (d) The term "control" (including the terms "controlled," "controlled by," and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of stock or as trustee or executor, by contract, credit arrangement, or otherwise.

                  (e) The terms "knowledge" or "known" shall mean, with respect to any matter in question, if an executive officer or equivalent person of Albion or Aradyme, as the case may be, has actual knowledge of such matter.

                  (f) The term "person" means an individual, corporation, partnership, limited liability company, association, trust, unincorporated organization, other entity, or group (as defined in Section 13(d) of the Exchange Act),

                  (g) The terms "subsidiary" or "subsidiaries" of Albion or Aradyme, means any corporation, partnership, limited liability company, joint venture, or other legal entity of which Albion or Aradyme, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, currently or in the past, 50% or more of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

         Section 9.04          Headings

         The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Section references herein are, unless the context otherwise requires, references to sections of this Agreement.

         Section 9.05          Severability

         If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either Party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement, so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

         Section 9.06          Entire Agreement

         This Agreement (together with any Exhibits) constitutes the entire agreement of the Parties, and supersedes all prior negotiations, courses of dealing, agreements, undertakings, and understandings, both written and oral, between the Parties with respect to the subject matter hereof.

         Section 9.07          Assignment

         This Agreement shall not be assigned by operation of law or otherwise.

         Section 9.08          Parties in Interest

         This Agreement shall be binding upon and inure solely to the benefit of the Parties hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement.

         Section 9.09          Failure or Indulgence Not Waiver; Remedies
 Cumulative

         No failure or delay on the part of any Party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty, or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

         Section 9.10          Governing Law

         This Agreement shall be governed by, enforced, and construed under and in accordance with the laws of the United States of America and, with respect to matters of state law, with the laws of:

                  (a)      the  state  of  Delaware  as  applicable   to  Albion
   respecting   matters   governing
         corporations organized under the laws of such state;

                  (b) the state of Nevada as applicable to Aradyme respecting matters governing corporations organized under the laws of such state; and

                  (c) the state of Utah as applicable to Albion Merger Corp. respecting matters governing corporations organized under the laws of such state; and

                  (d)      otherwise, the laws of the state of Utah.

         Section 9.11          Counterparts

         This Agreement may be executed in multiple counterparts, and by the Parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

         IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers, thereunto duly authorized.

                                                       ALBION AVIATION, INC.


                                      By
                                                          Jehu Hand, President

                                               ARADYME DEVELOPMENT CORPORATION


                                       By
                                                             James Spencer, CEO